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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Bally Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6601 South Bermuda Road
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 10, 2008

To the Stockholders:

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the "Meeting") of Bally Technologies, Inc. (the "Company" or "Bally") will be held at Bally's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Wednesday, December 10, 2008, at 11:30 a.m. local time, for the following purposes:

1.
To elect two directors for terms of three years each;

2.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2009; and

3.
To consider such other matters that may be properly brought before the Meeting.

        The Board of Directors has fixed the close of business on October 10, 2008, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment(s) or postponement(s) thereof.

        We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy card in the envelope provided so that your shares of Bally common stock may be voted at the Meeting.

By Order of the Board of Directors

Mark Lerner Senior Vice President, General Counsel and Secretary

Las Vegas, Nevada
October 28, 2008

BALLY TECHNOLOGIES, INC.

PROXY STATEMENT

 INTRODUCTION

General

        The enclosed proxy is solicited by the Board of Directors of Bally Technologies, Inc. ("we," "us," the "Company," or "Bally") on behalf of the Company in connection with the 2008 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 11:30 a.m., local time, at the Company's principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Wednesday, December 10, 2008, and any adjournment(s) or postponement(s) thereof. At the Meeting, stockholders will be asked to vote on the following matters:

1.
To elect two directors for terms of three years each;

2.
To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2009; and

3.
To consider such other matters that may be properly brought before the Meeting.

        This Proxy Statement and accompanying proxy card were first mailed to stockholders on or about October 31, 2008.

        The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation materials to beneficial owners of shares of the Company's common stock. In addition to the use of the mail, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone or by facsimile transmission. The Company's principal executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700.

Proxies

        All shares of Company common stock represented by the accompanying proxy card will be voted as specified by you if the proxy card is properly executed and returned. If no contrary instructions are given, such shares will be voted to elect the two director nominees named herein for terms of three years each and to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2009. Stockholders have the power to revoke a proxy at any time before it has been voted by filing with the Corporate Secretary of the Company an instrument revoking such proxy, by submitting a substitute proxy bearing a later date, or by voting in person at the Meeting.

Number of Shares of Common Stock Outstanding and Voting

        Only stockholders of record of shares of Company common stock at the close of business on October 10, 2008, the record date for the Meeting fixed by the Board of Directors, are entitled to receive notice of and to vote at the Meeting. On that date, there were 54,809,077 shares of common stock outstanding and entitled to vote at the Meeting. Each share is entitled to one vote.

Transaction of Business

        A majority of the outstanding shares of common stock as of the record date must be present at the Meeting in order to hold the Meeting and conduct business. This is called a "quorum." A stockholder's shares are counted as present at the Meeting if the stockholder is present at the Meeting and votes in person, if a proxy card has been properly submitted by the stockholder or on the stockholder's behalf, or in certain limited circumstances if the stockholder has voted on the Internet or by telephone. Abstentions and broker non-votes are both counted as present for the purpose of determining the presence of a quorum.

        "Broker non-votes" are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner. Shares of common stock that reflect "broker non-votes" are treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though the shares of common stock are considered entitled to vote for the purposes of determining a quorum and may be entitled to vote on other matters.

Treatment of Votes for each Proposal

        Directors are elected by a plurality of the votes cast. This means that the two individuals nominated for election to the Board of Directors who receive the most "FOR" votes will be elected. Abstentions are not counted for purposes of election of directors

        To be adopted, Proposal 2 must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Meeting and entitled to vote. Abstentions have the effect of negative votes.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting
to be Held on December 10, 2008. The proxy statement and annual report to security holders are available at www.ballytech.com/2008proxy.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of October 24, 2008, with respect to the beneficial ownership of the Company's common stock, which constitutes the Company's only outstanding class of voting securities, by (i) each person who, to the Company's knowledge based on a review of filings with the Securities and Exchange Commission (the "SEC"), beneficially owned more than 5% of the outstanding shares of common stock, (ii) each director and each nominee for director, (iii) the Named Executive Officers (as defined under "Summary Compensation Table"), and (iv) all of the Company's executive officers and directors as a group. Except as indicated, beneficial ownership includes the sole power to vote and to dispose of the securities in question. The mailing address for each of the beneficial owners listed below is c/o Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, unless noted otherwise.

Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Greater than 5% Beneficial Owners
Columbia Wanger Asset Management LP(1)	3,150,000	5.75%
Highline Capital Management, LLC(2)	3,118,600	5.69%
Directors
Jacques André(3)	381,412	*
Robert Guido(4)	69,232	*
David Robbins(5)	622,558	1.13%
Kevin Verner(6)	339,905	*
Named Executive Officers
Richard Haddrill(7)	1,771,282	3.17%
Robert Caller(8)	123,197	*
Michael Gavin Isaacs(9)	164,859	*
Ramesh Srinivasan(10)	287,999	*
Mark Lerner (11)	32,668	*
Robert Luciano(12)	1,145,095	2.06%
All executive officers and directors as a group(13)	3,858,002	6.58%

    *
    Less than 1%

    (1)
    Columbia Wanger Asset Management LP's address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Information with respect to Columbia Wanger Asset Management LP is based solely on a review of the Schedule 13G/A filed by Columbia Wanger Asset Management LP on January 24, 2008.

    (2)
    Highline Capital Management, LLC's address is One Rockefeller Plaza, 30th Floor, New York, New York 10020. Information with respect to Highline Capital Management, LLC is based solely on a review of the Schedule 13G filed by Highline Capital Management, LLC on February 13, 2008.

    (3)
    Includes 36,026 shares of common stock owned and 345,386 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days.

    (4)
    Includes 17,882 shares of common stock owned and 51,350 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days.

    (5)
    Includes 155,316 shares of common stock owned and 467,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days. Excludes shares of common stock held by a trust for the benefit of Mr. Robbins's children for which Mr. Robbins does not act as a trustee, and for which shares Mr. Robbins has no voting or investment control or pecuniary interest and therefore disclaims beneficial ownership.

    (6)
    Includes 26,663 shares of common stock owned and 313,242 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days.

    (7)
    Includes 105,411 shares of common stock owned, 533,537 restricted stock units ("RSUs") that have vested or will vest within 60 days and 1,132,334 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days.

    (8)
    Includes 3,197 shares of common stock owned and 120,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days.

    (9)
    Includes 89,859 shares of common stock owned and 75,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days.

    (10)
    Includes 52,999 shares of common stock owned and 235,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days.

    (11)
    Includes 5,584 shares of common stock owned and 27,084 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days.

    (12)
    Includes 425,095 shares of common stock owned and 720,000 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days.

    (13)
    Includes 515,827 shares of common stock owned, 533,537 RSUs that have vested or will vest within 60 days and 2,808,638 shares of common stock subject to stock options that are currently exercisable or will become exercisable within 60 days.

 Proposal No. 1:

ELECTION OF DIRECTORS

        Stockholders will be asked to elect two directors to serve on the Board of Directors at the Meeting. The Company's bylaws provide that the Board of Directors shall consist of no fewer than three nor more than nine directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at five, two of whom will be elected at the Meeting. The Company's bylaws divide the Board of Directors into three classes as nearly equal in number as possible, with the three-year terms of office of each class ending in different years.

        Kevin Verner and Robert Guido have been nominated to serve as directors for terms of three years, each to serve until his respective successor has been elected and has qualified. Each nominee has indicated his willingness to serve, if elected. No stockholder nominations for director were received in connection with the Meeting.

        Proxies cannot be voted for a greater number of persons than the number of nominees named. If a stockholder signs and returns the accompanying proxy card, the stockholder's shares will be voted for the election of the two nominees recommended by the Board of Directors, unless the stockholder marks the proxy card in such a manner as to withhold authority to vote for one or both nominees. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

        The following table sets forth certain information with respect to the two nominees and each other director of the Company whose term of office does not expire at the Meeting. For further information about the members of the Board of Directors, their business experience, and other pertinent information, please see "—Directors, Executive Officers and Other Significant Employees" below.

Nominees for Director	Age	Director Since	Term Expires
Kevin Verner	50	2001	2008 Annual Meeting of Stockholders
Robert Guido	62	2006	2008 Annual Meeting of Stockholders

Continuing Directors	Age	Director Since	Term Expires
David Robbins	49	1997	2009 Annual Meeting of Stockholders
Jacques André	71	1996	2010 Annual Meeting of Stockholders
Richard Haddrill	55	2003	2010 Annual Meeting of Stockholders

The Board of Directors recommends that stockholders vote "FOR" Messrs. Verner and Guido.

Directors, Executive Officers and Other Significant Employees

        The following sets forth information about the members of the Board of Directors, certain of the Company's executive officers and significant employees and their business experience, and other pertinent information.

         Richard Haddrill.    Mr. Haddrill became a director in April 2003 and, effective October 1, 2004, was appointed Chief Executive Officer. Prior to becoming the Company's CEO, Mr. Haddrill most recently served as CEO and as a member of the board of directors of Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry. He continued to serve as Vice Chairman of the board of Manhattan Associates until May 2006. Mr. Haddrill also served as President and CEO and as a member of the board of directors of Powerhouse Technologies, Inc., a technology and gaming company, from September 1996 to June 1999, when Powerhouse was acquired by Anchor Gaming. Mr. Haddrill currently serves on the board of directors of TrueDemand Software, Inc. Mr. Haddrill previously served on the boards of directors of Danka Business Products, a digital imaging systems products provider and services producer from June 2002 to October 2004, and Outlooksoft, a provider of corporate performance management solutions from May 2003 to June 2005.

         David Robbins.    Mr. Robbins served as a director of the Company from July 1994 to September 1997 and as Chairman of the Board from February through September 1997 and then rejoined Bally as a director and Chairman of the Board in December 1997. From 1984 to 2004, he practiced corporate, securities and real estate law as an associate and then partner at various law firms. Mr. Robbins was also licensed as a Certified Public Accountant (inactive status) in the state of New York. Since January 1996, Mr. Robbins has co-managed private equity investments in the health care and real estate fields. He serves on the boards or steering committees of Columbia University Medical Center's Science and Technology Council, the McCarton Foundation, the NYU Comprehensive Epilepsy Center and various private companies in which the health care fund that he co-manages has made investments.

         Jacques André.    Mr. André became a director in August 1996. Mr. André previously served as a Vice President of A.T. Kearney Executive Search, a global management consulting firm, from October 2002 to his retirement in February 2005. From 1975 to 2002, Mr. André was a partner and from 1980 to 2002 he was a member of the board of directors of Ray & Berndtson, Inc., an international executive search firm. From 1997 to 2003, Mr. André served as a member of the board of directors for the Association of Executive Search Consultants.

         Robert Guido.    Mr. Guido became a director in December 2006. Mr. Guido retired from Ernst &Young ("E&Y") where he was Vice Chair and Chief Executive Officer of E&Y's Assurance and Advisory Practice. In this role, he was responsible for overall business strategy and had significant dealings with both the Securities and Exchange Commission and Public Company Accounting Oversight Board on behalf of the firm. During his 38-year career at E&Y, Mr. Guido also co-chaired the firm's global client steering committee and served as a senior advisory or engagement partner to numerous global companies. Since April 2007, Mr. Guido has served as a member of the board of directors of Commercial Metals Company, a manufacturer, recycler and distributor of steel and metal products globally. Since May 2007, Mr. Guido has also been a member of the Board of Trustees and chairman of the audit committee of Siena College, a liberal arts college near Albany, NY.

         Kevin Verner.    Mr. Verner became a director in April 2001. From 1997 to 2000, Mr. Verner held various positions with WMS Industries, Inc. ("WMS"), a gaming equipment company, the last of which was Chief Operating Officer. Prior to his employment at WMS, Mr. Verner was Vice President of New Business Development at R.J. Reynolds Tobacco Co., where he held various marketing and senior management positions for sixteen years. Since 2000, Mr. Verner has been a consultant and provides interim management to early-stage companies, including financial planning, securing seed funding, management recruitment and development of operating budgets, and pro forma financial projections. Mr. Verner is also a CEO advisor for the Chicago-based venture fund Alpha Capital Fund III, and provides consultation on enterprise valuation and due diligence for consumer products investments.

         Robert C. Caller.    Mr. Caller, age 58, joined Bally in April 2006 as Executive Vice President, Chief Financial Officer and Treasurer. From 1983 to 2006, he was a partner at E&Y, most recently working in the Denver office, where he served several publicly held companies as well as several companies involved in the gaming industry. He started his career with E&Y in the Houston office in 1972, and was the managing partner of E&Y's Albuquerque office from 1990 to 1991 before transferring to the Denver office. Mr. Caller is a certified public accountant.

         Michael Gavin Isaacs.    Mr. Isaacs, age 44, joined Bally in September 2006 as Executive Vice President and Chief Operating Officer. From 1999 to 2006, Mr. Isaacs worked for Aristocrat Leisure Limited ("Aristocrat"), a gaming equipment and systems company. During his tenure with Aristocrat, he served in key management positions, including General Manager, Global Marketing and Business Development, and Managing Director, Europe. In March 2003, he was named to the position of Americas President.

Before joining Aristocrat, Mr. Isaacs was a partner with the Australia law firm Phillips Fox. Mr. Isaacs is a trustee of the International Association of Gaming Attorneys.

         Ramesh Srinivasan.    Mr. Srinivasan, age 48, joined Bally in March 2005 as Executive Vice President of Bally Systems. Mr. Srinivasan is responsible for the Company's worldwide Systems business including sales, product development, implementation services and customer support. From 1998 to 2005, Mr. Srinivasan held several positions including Executive Vice President of Warehouse Management Systems from 2003 to 2005 at Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry.

         Mark Lerner.    Mr. Lerner, age 59, joined Bally in December 1996 as Assistant General Counsel and was appointed General Counsel in 2000. Mr. Lerner has practiced law since 1980. Over the course of his career, Mr. Lerner has served as a deputy attorney general for the Nevada Gaming Commission and State of Nevada Gaming Control Board, general counsel to Becker Gaming, Inc., a Las Vegas gaming company, and, from 1987 to 1994, an attorney at Jones, Jones, Close & Brown (now Jones Vargas), a Las Vegas commercial and litigation law firm.

         Robert Luciano.    Mr. Luciano, age 50, joined Bally in March 2004 in connection with the Company's acquisition of Sierra Design Group ("SDG") and became the Company's Chief Technology Officer on October 1, 2004. In December 2007 Mr. Luciano's employment was modified to allow for the devotion of up to 60% of his business time to interests other than the business of Bally. Mr. Luciano founded SDG in 1996 as a research, development and consulting company focusing on the gaming industry. Prior to founding SDG, Mr. Luciano was employed by International Game Technology ("IGT") in the position of Vice President of Advanced Engineering. Prior to joining IGT, Mr. Luciano held several engineering positions with a variety of companies including Soabar, a division of Avery International, and Mobil Oil Corporation.

         Neil Davidson.    Mr. Davidson, age 36, joined Bally in February 2006 as Vice President of Corporate Accounting and was appointed Chief Accounting Officer in May 2008. From 2002 to 2006, Mr. Davidson was the Vice President of Finance for Multimedia Games, Inc., a gaming equipment and systems company. Mr. Davidson began his career with KPMG in the Houston office, holding several positions during his tenure, the last of which was Audit Manager. Mr. Davidson is a certified public accountant.

BOARD OF DIRECTORS

        During the fiscal year ended June 30, 2008, the Board of Directors held sixteen meetings. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and all committee meetings on which such person served during the fiscal year ended June 30, 2008. It is the Company's practice to hold the annual meeting of stockholders on the same date as a regularly scheduled board meeting to facilitate directors' attendance at the annual meeting of stockholders. All five directors attended the Company's 2007 Annual Meeting of Stockholders.

        The Company's corporate governance guidelines require that the non-employee directors hold regularly scheduled executive sessions without management present, as required by Section 303A.03 of the New York Stock Exchange (the "NYSE") Listed Company Manual. The Board of Directors has designated that the Chairman of the Board shall serve as presiding director of executive sessions of non-employee directors, unless the Chairman is a member of management, in which case the non-employee directors will select the presiding director. The Chairman, Mr. Robbins, a non-employee director, currently serves as the presiding director.

Director Independence

        As part of its Corporate Governance Guidelines, the Board of Directors has adopted Independence Guidelines, which are attached to this Proxy Statement as Appendix A. The Board of Directors has affirmatively determined that Messrs. André, Guido, Robbins, and Verner are independent under Section 303A.02 of the NYSE Listed Company Manual and the Company's Independence Guidelines. The Board has also affirmatively determined that no relationships exist between any independent director and the Company that, in the opinion of the Board of Directors, would interfere with the exercise of such director's independent judgment in carrying out the responsibilities of a director. The NYSE's independence definition also includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company that would prevent a director from being independent. None of the Company's independent directors has any relationship that violates these tests.

Committees of the Board of Directors

        The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee.

         Audit Committee.    The Audit Committee of the Board of Directors is comprised of Messrs. Guido (Chair), Robbins, and Verner. The Audit Committee, among other things, reviews and engages an independent accounting firm to audit the Company's financial statements; reviews and determines the policies and procedures of the Company and management in maintaining the Company's books and records and furnishing information necessary to the independent auditors; reviews and determines the adequacy and implementation of the Company's internal controls, including the internal audit function and the adequacy and competency of the relevant personnel; and reviews and determines such other matters relating to the Company's financial affairs and accounts as the Audit Committee may in its discretion deem desirable.

        The Audit Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company's website at www.ballytech.com by following the links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information." The Board of Directors has affirmatively determined that Messrs. Guido, Robbins, and Verner are independent under the Company's Independence Guidelines and Section 303A.02 of the NYSE Listed Company Manual, and are financially literate, as required by Section 303A.07(a) of the NYSE Listed Company Manual, as such qualification is interpreted by the Company's Board of Directors in its business judgment. In addition, the Board of Directors has determined that Messrs. Guido and Robbins are audit committee financial experts, as defined by Item 407(d)(5) of Regulation S-K. The Board of Directors made this determination based on Messrs. Guido's and Robbins's respective qualifications and business experience, as briefly described above under "Election of Directors—Directors, Executive Officers and Other Significant Employees." The Audit Committee met ten times during the fiscal year ended June 30, 2008.

         Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee of the Board of Directors is comprised of Messrs. André (Chair), Guido, and Robbins. The Nominating and Corporate Governance Committee, among other things, makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors; aids in attracting qualified candidates to serve on the Board of Directors; monitors and oversees the functions and operations of the committees of the Board of Directors; and periodically reviews the Company's corporate governance principles, policies, and practices.

        The Nominating and Corporate Governance Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company's website at www.ballytech.com by following the links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information." The Board of Directors has affirmatively determined that Messrs. André, Guido, and Robbins are independent under the Company's Independence Guidelines and Section 303A.02 of the NYSE Listed Company Manual. The Nominating and Corporate Governance Committee met five times during the fiscal year ended June 30, 2008.

         Compensation Committee.    The Compensation Committee of the Board of Directors is comprised of Messrs. André, Robbins, and Verner (Chair). The Compensation Committee, among other things, reviews and approves the Company's executive compensation philosophy; approves all executive compensation plans and structures; approves annual and long-term incentive performance metrics, as well as payouts thereunder; approves compensation for the Company's executives, as well as senior management of the Company's subsidiaries; and approves bonus criteria and incentives, including stock options and payouts for employee-directors.

        The Compensation Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company's website at www.ballytech.com by following the links to "Investor Relations" and "Governance" or upon written request to the Company, as set forth below under "Additional Information." The Board of Directors has affirmatively determined that Messrs. André, Robbins, and Verner are independent under the Company's Independence Guidelines and Section 303A.02 of the NYSE's Listed Company Manual. The Compensation Committee met eight times during the fiscal year ended June 30, 2008.

Corporate Governance

        The Company monitors developments in the area of corporate governance and routinely reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance such as the Sarbanes-Oxley Act of 2002 as well as various rules promulgated by the SEC and the NYSE. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

         Corporate Governance Guidelines.    In furtherance of this practice, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines address, among other things:

  •
  composition of the Board of Directors;

  •
  separation of the roles of Chairman of the Board of Directors and Chief Executive Officer;

  •
  how nominees for director are selected;

  •
  orientation and continuing education for directors;

  •
  meetings of the Board of Directors, including executive sessions of non-employee directors;

  •
  policies and principles for selecting a successor to the Chief Executive Officer as well as other members of management;

  •
  expectations of directors; and

  •
  annual performance evaluation of the Board of Directors and the Chief Executive Officer.

        The full text of the Corporate Governance Guidelines is available by following links to "Investor Relations" and "Governance" on the Company's website www.ballytech.com, or upon written request to the Company, as set forth below under "Additional Information."

         Code of Ethics.    The Board of Directors has also adopted a Code of Ethics and Business Conduct applicable to all of the Company's employees, including the chief executive, chief financial and principal accounting officers, as well as the Company's directors (the "Code of Ethics"). The Code of Ethics, along with the Corporate Governance Guidelines, serves as the foundation for the Company's system of corporate governance. Among other things, the Code of Ethics:

  •
  provides guidance for maintaining ethical behavior;

  •
  requires that directors, officers and employees comply with applicable laws and regulations;

  •
  addresses how individuals should handle Company assets and opportunities;

  •
  expressly prohibits conflicts of interest; and

  •
  provides mechanisms for reporting violations of the Company's policies and procedures.

        In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the Company's principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on the Company's website www.ballytech.com. The full text of the Code of Ethics is available by following links to "Investor Relations" and "Governance" on the Company's website www.ballytech.com, or upon written request to the Company, as set forth below under "Additional Information."

Directors' Compensation

        The Company's directors who are also employees generally are not separately compensated for their services as directors. Mr. Haddrill, the only director who is also an employee, did not receive separate compensation for his services as a director during fiscal year 2008.

        The following table sets forth the compensation earned by the Company's directors in respect of their services as such during fiscal year 2008:

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2)(3) ($)	Total ($)
Jacques André	2008	65,000	166,635	125,067	356,702
Robert Guido	2008	80,000	166,635	125,067	371,702
David Robbins	2008	250,000	166,635	125,067	541,702
Kevin Verner	2008	77,500	201,257	125,067	403,824

(1)
Amounts shown reflect the dollar value recognized, before forfeiture assumptions, by the Company for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based Payment, for the fiscal year ended June 30, 2008. Assumptions used to determine these values can be found in Note 10, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(2)
The grant date fair value of the equity awards granted in fiscal 2008 to each of Mr. André, Mr. Guido, Mr. Robbins and Mr. Verner, computed in accordance with SFAS No. 123R, was $124,960 for stock awards and $125,067 for option awards.

(3)
The number of stock options outstanding for the non-employee directors as of June 30, 2008 were as follows: Mr. André, 345,386; Mr. Guido, 51,350; Mr. Robbins, 467,242; and Mr. Verner, 313,242.

        Subject to certain exceptions discussed below under "—Other Arrangements," each non-employee director receives $50,000 per year plus $5,000 per year for each committee on which such non-employee director serves, except that the Chairman of the Audit Committee receives $25,000 per year and the

Chairman of each other committee receives $10,000 per year for committee service. Each non-employee director also receives an annual equity grant comprised of $125,000 worth of restricted stock which vests over one year, and $125,000 worth of stock options which vest upon grant. The number of stock options is determined by dividing $125,000 by the then current Black-Scholes fair value of a share of the Company's common stock at the date of the grant. The equity grants are adjusted pro rata for directors appointed during the preceding calendar year. New non-employee directors receive a grant of 50,000 stock options upon appointment to the Board of Directors, which vest in equal installments over a three-year period. All vested options granted to directors remain exercisable for the full term of the director's appointment or election, whether or not the director continues to serve as a director, unless the director resigns or is removed before the expiration of his or her term, in which event the options expire sixty days after resignation or removal.

        Beginning January 1, 2008, each non-employee member of the Office of the Chairman receives $25,000 per year. Prior to January 1, 2008, the non-employee members of the Office of the Chairman, Messrs. Robbins and Verner, were compensated for such service pursuant to the agreements described below under "—Other Arrangements." Also beginning on January 1, 2008, the Chairman of the Board of Directors' compensation was modified to provide for the same fees and equity awards made to the other non-employee directors as well as an additional annual fee of $85,000. Prior to January 1, 2008, the Chairman of the Board of Directors, Mr. Robbins, was compensated for such service pursuant to the agreement described below under "—Other Arrangements." In August 2008, the Board of Directors modified the fee for membership in the Chief Technology Office and the Compliance Committee to $5,000 per year. To encourage stock ownership, the Board of Directors also approved a plan in December 2007 pursuant to which non-employee directors may elect to receive restricted stock, which vest over one year, in lieu of fees. For calendar year 2008, the average closing stock price during the ten-day trading period prior to the election will be used to determine the number of shares of restricted stock.

        Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business. The Company may grant both employee and non-employee directors additional cash compensation and options as time commitments, responsibilities and other circumstances may warrant.

         Other Arrangements.    Effective July 1, 2004, the Company entered into an agreement with Mr. Robbins pursuant to which he agreed to serve as the Chairman of the Board of Directors and as a member of the Office of the Chairman. Pursuant to this agreement, Mr. Robbins received, in lieu of any other fees, total fees of $325,000 per year for such services. Upon termination of this agreement on December 31, 2007, Mr. Robbins was compensated pursuant to the policies set forth above.

        In November 2006, the Company entered into an agreement with Mr. Verner pursuant to which he agreed to serve as a member of the Office of the Chairman until December 31, 2007. Pursuant to this appointment, Mr. Verner received fees of $75,000 for such services, payable in restricted stock, with the number of shares determined based on the average closing price for the twenty-day trading period preceding the agreement.

         Share Ownership Guidelines.    The Board of Directors has adopted a formal share ownership policy and guidelines for non-employee directors. The guidelines specify that each non-employee director shall acquire and hold common stock valued at twice the annual base compensation paid to the director at the time of the director's appointment or election to the Board of Directors. The policy further provides that purchases under the policy be made within three years of the director's appointment, election or adoption date of the policy with the director holding at least that amount of stock during the director's tenure.

Director Nomination Process

        The Nominating and Corporate Governance Committee, with the assistance of a third-party search firm, identifies candidates for director nominees. The Nominating and Corporate Governance Committee considers a number of factors including the following criteria in identifying, evaluating and recommending director nominees to the Board, including those candidates nominated by the Company's stockholders: the candidate's personal qualities and characteristics, accomplishments and reputation in the business community; the candidate's current knowledge and contacts in the communities in which the Company does business, in the gaming industry and in other industries relevant to the Company's business; the candidate's ability and willingness to commit adequate time to matters of the Board of Directors and committees; the fit of the candidate's skills and personality with those of other directors and potential directors in building an effective, collegial, and responsive Board of Directors; and the overall diversity of viewpoints, background, experience, and other demographics of the Board of Directors. Pursuant to the Company's Bylaws, the Company's Nominating and Corporate Governance Committee will also consider stockholder nominations of candidates for director, assuming the satisfaction of certain requirements regarding the nomination, as set forth below under "Stockholder Proposals and Nominations for Director—Stockholder Nominations for Director."

Communication with the Board of Directors

        Stockholders and other interested parties may communicate directly with individual directors, the Board of Directors as a group, the presiding director of executive sessions of non-employee directors, or with non-employee directors as a group, by writing to Board of Directors, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, or by email to boardofdirectors@ballytech.com, indicating to whose attention the communication should be directed. All communications will be received and processed by the Company's legal department. Unless indicated otherwise, communications about accounting, internal controls, and audits will be referred to the Audit Committee and all other communications will be referred to the Chairman of the Board of Directors. You may communicate anonymously if you wish.

        Individuals may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Anonymous reports may be made confidentially:

  1.
  By Company employees pursuant to the Company's Values Line hotline; or

  2.
  By all other individuals by either (i) writing to Chair of the Audit Committee, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, in an envelope marked confidential; or (ii) sending an email to boardofdirectors@ballytech.com with a reference to "confidential accounting related matters" in the subject line.

 Proposal No. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        At the Meeting, a vote will be taken on a proposal by the Board of Directors to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2009. Deloitte & Touche LLP has audited the Company's financial statements beginning with the fiscal year ended June 30, 2001.

        A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

Fees paid to the Company's Independent Registered Public Accounting Firm

        The following table presents the aggregate fees billed by the Company's principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") for services provided during fiscal years 2008 and 2007:

	2008		2007
Audit fees	$5,127,305		$4,864,623
Audit-related fees(1)	48,675		45,355
Tax fees	1,356,852	(2)	829,026	(3)
All other fees	—		—

Total fees	$6,532,832		$5,739,004

    (1)
    Consists primarily of fees paid for accounting and auditing consultation services and audits of the Company's employee benefits plans.

    (2)
    Consists primarily of fees paid for tax compliance, consultation and preparation services.

    (3)
    Consists primarily of fees paid for tax compliance and preparation services and tax consultation relating to the acquisition or disposition of certain subsidiaries.

        The Audit Committee reviews and approves all services to be provided by the Deloitte Entities. The Audit Committee has considered the effect of non-audit services on the independence of the Deloitte Entities, and does not believe that such independence has been impaired or otherwise compromised.

Pre-Approval Policy

        Pursuant to the Audit Committee's pre-approval policies and procedures for certain audit and non-audit services, the Company's independent registered public accounting firm cannot be engaged to provide any audit and non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. All services related to the fees set forth in the table above were pre-approved by the Audit Committee pursuant to this pre-approval policy.

Report of the Audit Committee

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility with respect to the financial statements and the reporting process of the Company, and the Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2008, with the Company's management.

  2.
  The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, among other things.

  3.
  The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Deloitte & Touche LLP their independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the SEC.

                      Respectfully submitted,

                      AUDIT COMMITTEE

                      Robert Guido, Chairman
                      David Robbins
                      Kevin Verner

 COMPENSATION DISCUSSION AND ANALYSIS

The Company's Compensation Philosophy & Objectives

        The Company's compensation program for executive officers, which has been endorsed by the Compensation Committee of the Board of Directors, is designed to enhance stockholder value by tying a large portion of senior executive compensation to the Company's overall performance, as reflected in the value of the Company's common stock. In furtherance of this objective, the Company provides competitive opportunities with respect to salary, annual incentive/bonus, and grants of long-term incentives upon hire and periodically during the term of employment in comparison to both peer organizations within the gaming and technology industries and similarly sized companies. The Company believes this compensation structure enables the Company to attract and retain key executives critical to the Company's long-term vision and success, and to motivate its executives to enhance long-term stockholder value by focusing on growth, productivity, profitability and operating margins.

Role of the Compensation Committee

         General.    The Compensation Committee, which is comprised of three independent members of the Company's Board of Directors, as discussed in greater detail under "Board of Directors—Director Independence" is responsible for, among other things,

  •
  The review and approval of the Company's compensation philosophy;

  •
  The approval of all executive compensation plans and structures, including that of the Company's and its subsidiaries' executives and senior management;

  •
  The approval of bonus criteria and annual and long-term incentive performance metrics, as well as payouts thereunder; and

  •
  The approval of other executive benefit plans, including perquisites and retirement benefits.

The Compensation Committee, in consultation with Pearl Meyer & Partners, the independent executive compensation consultant it has retained, also analyzes the reasonableness of the Company's overall executive compensation package. The Compensation Committee's functions are more fully set forth in its charter which has been approved by the Board of Directors, as discussed under "Board of Directors—Committees of the Board of Directors—Compensation Committee."

        While the Chief Executive Officer and other senior executive officers may attend meetings of the Compensation Committee, the ultimate decisions regarding executive officer compensation are made solely by the Compensation Committee. These decisions are based not only on the Compensation Committee's deliberations, but also from input requested from outside advisors, including its independent compensation consultant, with respect to, among other things, market data analyses. The final decisions relating to the Chief Executive Officer's compensation are made in executive session of the Compensation Committee without the presence of management. Decisions regarding the other executive officers are typically made by the Compensation Committee after considering recommendations from the Chief Executive Officer.

         Compensation Consultants.    The Compensation Committee historically engages the services of an independent compensation consulting firm to advise it in connection with making executive compensation determinations. The Compensation Committee retained the services of Pearl Meyer & Partners with respect to fiscal years 2008 and year-to-date 2009. The Chairman of the Compensation Committee defines the scope of any consultant's engagement. The responsibilities may include, among other things, advising on issues of executive or Board of Directors compensation, equity compensation structure or preparing compensation disclosure for inclusion in the Company's SEC filings.

        The Compensation Committee retained Pearl Meyer & Partners directly. However, in fulfilling its responsibilities, Pearl Meyer & Partners may interact with management or the Company's other outside advisors to the extent necessary or appropriate. The Company's management did not retain Pearl Meyer & Partners to perform any consulting or advisory services in fiscal year 2008 and retained Pearl Meyer & Partners for limited consulting and advisory services, totaling less than $5,000, during fiscal year-to-date 2009.

Compensation Structure

        Although the final structure may vary from year to year and officer to officer, the Compensation Committee utilizes three main components for executive officer compensation:

  •
  Base Salary—fixed pay that takes into account an individual's duties and responsibilities, experience, expertise and individual performance;

  •
  Annual Incentive/Bonus, for officers other than the Chief Executive Officer—variable cash compensation that takes into account both the Company's and the individual's performance; and

  •
  Long-Term Incentives—share-based awards including both stock options and restricted stock that reflect the performance of the Company's common stock and align executive officer and stockholder interests.

        For fiscal year 2008 and year-to-date 2009, the final level and mix of compensation was based on the Compensation Committee's understanding of the objective data relating to the Company's competitive environment and the Company's performance, as well as the subjective factors outlined below.

         Pay Mix.    The Compensation Committee believes that the particular elements of compensation identified above produce a well-balanced mix of security-oriented compensation, retention value, and at-risk compensation that provide the executive officers with both short-term and long-term performance incentives. Base pay provides the executive officer with a measure of security as to the minimum level of compensation he or she will receive while the annual and long-term incentive components motivate the executive officer to focus on the business metrics that will produce a high level of Company performance over the long-term. The Compensation Committee believes that this approach not only leads to increases in stockholder value and long-term wealth creation for the executive, but also reduces the risk of losing top executives to competitors.

        Further, the Compensation Committee believes the components of executive compensation should be weighted towards at-risk pay. This allocation is consistent with the Compensation Committee's overall philosophy with respect to the Named Executive Officers, as defined under "Executive Compensation—Summary Compensation Table," of pay-for-performance. When past equity compensation awards are combined with the contractual salary and targeted bonuses for the term of each Named Executive Officers' employment agreement (or the vesting schedule of the Named Executive Officer's equity award upon hire), the aggregate base salary payable to each Named Executive Officer over such period comprises between 17% and 49% of the aggregate value of each officer's targeted compensation for the period. The individual components of each of the Named Executive Officer's compensation package are described in more detail below under "—Individual Named Executive Officer Compensation."

         Compensation Levels and Benchmarking.    Overall compensation levels for executives are determined based on one or more of the following factors: the individual's duties and responsibilities within the Company, the individual's experience and expertise, the compensation levels for the individual's peers within the Company, compensation levels for similar positions in the industry or in the technology industry more generally, performance of the individual and the Company as a whole, and the levels of compensation necessary to recruit new executives. The Company does not attempt to target a particular pay positioning for executive officers individually or as a group. Rather, the Company assesses each executive on the previously identified factors to determine appropriate levels of compensation. The Company and the Compensation Committee believe that the resulting compensation package is competitive.

        The gaming and gaming systems industries are highly competitive, and have a limited pool of executive officer candidates with the desired level of industry experience. The Compensation Committee considers information from a variety of sources when assessing the competitiveness of the Company's current and future compensation levels. These sources include, but are not limited to, management, other members of the Board of Directors, publicly available compensation data regarding executive officers both within and outside the industry, what the Company understands of compensation arrangements of other local companies, and opinions from the Compensation Committee's consultants. The Compensation Committee believes that these sources provide it with an understanding of the competitive marketplace for executive talent among the Company's principal competitors, including: International Game Technology, Aristocrat Leisure, GTECH Holdings, Konami, Progressive Gaming International, Shuffle Master, and WMS Industries. In making compensation decisions for the Named Executive Officers for fiscal years 2008 and year-to-date 2009, the Compensation Committee reviewed the terms and conditions of each Named Executive Officer's employment agreement, each of which provides for a set level of base salary and annual incentive opportunity, as well as long-term incentives and benefits. To the extent not governed by contractual commitments, compensation decisions for the Named Executive Officers were made based on the Compensation Committee's understanding of the market pay for similar positions, internal equity, changes in the price of a share of the Company's common stock to the extent it influenced outstanding equity grants, and the amount of unvested outstanding equity grants.

Individual Named Executive Officer Compensation

         Base Salary.    The Compensation Committee annually reviews each executive's base salary, and determines whether such individual deserves any increases or decreases thereto. These reviews include considerations of, among other things, factors such as the Company's overall performance, new duties and/or responsibilities assumed by the executive, the overall performance of the executive's area of responsibility, the executive's impact on strategic goals, and the executive's length of service with the Company. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of the Compensation Committee's judgment.

        Each of the Named Executive Officers was hired pursuant to an employment agreement which established each Named Executive Officer's initial salary. Each employment agreement was the result of negotiation between the Company and the Named Executive Officer. Although the Compensation Committee has the ability to modify each executive's salary, none of the Named Executive Officers' salaries were modified in fiscal year 2008 except through amendments to their respective employment agreements. In consideration for Mr. Luciano's reduced time commitment, his salary was reduced upon amendment to his employment agreement, which allows for Mr. Luciano's devotion of up to 60% of his business time to interests other than the business of Bally.

        During fiscal year 2009, the Compensation Committee assessed each of the Named Executive Officers' (other than Mr. Haddrill) current salary levels in light of the Compensation Committee's understanding of the competitive marketplace, the Company's performance for fiscal year 2008, each individual's contributions to the Company's performance, and outstanding employment arrangements. The Compensation Committee approved adjustments for several of the Named Executive Officers.

        The following is a brief description of each Named Executive Officer's contractual provisions with respect to base salary:

  •
  Richard Haddrill.    On June 30, 2004, the Company entered into an employment agreement with Mr. Haddrill (the "Haddrill Agreement") pursuant to which Mr. Haddrill began serving as Chief Executive Officer. Pursuant to the Haddrill Agreement, he received a base salary of $980,000. On June 21, 2006, Mr. Haddrill's base salary was increased to $998,000.

  •
  Robert Caller.    On March 13, 2006, the Company entered into an employment agreement with Mr. Caller (the "Caller Agreement") pursuant to which Mr. Caller began serving as Executive Vice President, Chief Financial Officer and Treasurer. The Caller Agreement provided for a minimum base salary of $340,000. On October 1, 2008, Mr. Caller's base salary was increased to $365,000.

  •
  Michael Gavin Isaacs.    On June 19, 2006, the Company entered into an employment agreement with Mr. Isaacs (the "Isaacs Agreement") pursuant to which Mr. Isaacs began serving as Executive Vice President and Chief Operating Officer. The Isaacs' Agreement provided for a minimum base salary of $340,000. On September 1, 2008, Mr. Isaacs' base salary was increased to $600,000. Mr. Isaacs' salary was increased due to his and the Company's performance, and in consideration for extending his contract's non-competition provisions

  •
  Ramesh Srinivasan.    On March 9, 2005, the Company entered into an employment agreement with Mr. Srinivasan (the "Srinivasan Agreement") pursuant to which Mr. Srinivasan began serving as Executive Vice President for Bally's Systems Division. The Srinivasan Agreement provided for a minimum base salary of $250,000 with an increase to $275,000 on January 1, 2006. On October 1, 2008, Mr. Srinivasan's base salary was increased to $350,000.

  •
  Mark Lerner.    On August 15, 2000, the Company entered into an employment agreement with Mr. Lerner (the "Lerner Agreement") pursuant to which Mr. Lerner began serving as Senior Vice President of Law and Government Affairs, General Counsel and Secretary. The Lerner Agreement provided for a minimum base salary of $220,000. On October 1, 2008, Mr. Lerner's base salary was increased to $270,000.

  •
  Robert Luciano.    On March 2, 2004, the Company entered into an employment agreement with Mr. Luciano (the "Luciano Agreement") pursuant to which Mr. Luciano began serving as Chief Technology Officer. The Luciano Agreement provided for a minimum base salary of $250,000. Upon amendment to his agreement on December 31, 2007, Mr. Luciano's base salary was decreased to $150,000 to allow for Mr. Luciano's devotion of up to 60% of his business time to interests other than the business of Bally.

         Annual Cash Incentive Programs.    The Company believes that an incentive program tied to annual performance is an effective means of motivating and rewarding executives to enhance long-term stockholder value. This structure is accomplished by providing annual cash incentives under the Company's Management Incentive Plan ("MIP"). Each of the Named Executive Officers participates, or is eligible to participate in, the MIP except for Mr. Haddrill and Mr. Luciano. The Company and Mr. Haddrill determined upon Mr. Haddrill's hiring, to more effectively link his compensation to the success of the implementation of intermediate and long-term strategies as well as stockholder returns, that the most desirable compensation program for him would include substantial equity incentive grants up front with multi-year service requirements, and in some cases, performance contingencies. As of fiscal year end 2008, outstanding equity awards have only service-based requirements remaining. For the remaining executives, annual performance bonuses are tied to the Company's overall performance, as well as both the performance of each individual executive and the performance of his or her area of responsibility.

        Under the MIP, the Compensation Committee establishes a target incentive opportunity, the range of possible incentive awards, the performance measures used, and the level of performance which will correspond to a particular incentive payment, all of which the Compensation Committee uses to determine an executive's annual cash incentive awards. Target incentive opportunities under the MIP for each of the Named Executive Officers, other than Mr. Haddrill and Mr. Luciano, are 60% of base salary. This award level can vary between a maximum payout of 102% of salary, a threshold payout of 24% of salary, and $0. For fiscal year 2008, the performance goals which affected potential payouts for the Named Executive Officers were as follows: (i) 70% of each executive's award was tied to the Company's performance, which performance, if achieved at the maximum level, would result in a payout equal to 84% of such executive's base salary; and (ii) 30% of each executive's award was tied to individual goals as determined by the Chief

Executive Officer, which goals, if achieved at the maximum level, would result in a payout equal to 18% of such executive's base salary. Under the MIP, the Company may elect to distribute any award in restricted stock. The Company may modify, amend or eliminate the MIP at any time.

        The Compensation Committee sets and approves certain financial or operational objectives for determining the portion of bonuses that are tied to Company performance. Threshold Company performance must be met to receive a payout. For fiscal year 2007, the Company chose adjusted earnings per share, defined as diluted earnings per share ("Diluted EPS") as determined in accordance with generally accepted accounting principles plus the after tax cost of share-based compensation as determined in accordance with SFAS No.123R, Share-Based Payments, as the Company performance measure. For fiscal year 2008, the Compensation Committee, after discussions with management, chose to eliminate the adjustment for share-based compensation due to universal adoption among peer organizations and the resulting consistent reporting of share-based compensation. Diluted EPS was therefore chosen as the Company performance measure. The Compensation Committee chose Diluted EPS as the Company performance measure because the Company and the Compensation Committee believe that Diluted EPS is a good indicator of the Company's achievement with respect to its overall business objectives and a significant driver of stock price performance.

        The Compensation Committee established threshold Company performance for fiscal year 2008 to be Diluted EPS of $1.20, a target of Diluted EPS of $1.42, and a maximum performance goal of Diluted EPS of $1.68. For Company performance results that are between the threshold and target, or between the target and the maximum, the bonus amount is determined by straight line interpolation.

        For fiscal year 2008, the Company earned Diluted EPS of $1.85, resulting in the maximum payout of 200% of target with respect to the 70% of an executive's bonus tied to Company performance.

        The individual performance component of the bonus is based on the Compensation Committee's subjective evaluation of the overall performance of each executive. The Compensation Committee reviews the executive's individual contributions and efforts during the year as well as recommendations of the Chief Executive Officer. The recommendations of the Chief Executive Officer are based on individual goals set by the Chief Executive Officer and the executive. The following briefly outlines the goals established for each of the Named Executive Officers for fiscal year 2008.

  •
  Robert Caller.    Mr. Caller's individual performance goals, some of which had a subset of goals, included (i) timely financial reporting, (ii) eliminating the material weaknesses identified in Management's Report on Internal Control Over Financial Reporting in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, (iii) implementing improved financial processes and controls to enable faster monthly closes, (iv) restructuring the Company's credit facility to reduce the interest rate, (v) improving business processes within the finance department, (vi) improving the accuracy and timeliness of forecasting and planning, (vii) improving the work/life balance of the finance department, (viii) ensuring the effective roll out of key automated systems that impact the finance department, (ix) leading a cost reduction initiative within the Company, and (x) refining the Company's investor relations function.

  •
  Michael Gavin Isaacs.    Mr. Isaacs' individual performance goals included (i) exceeding revenue and margin growth objectives related to the games and gaming operations, (ii) improving operational efficiencies, (iii) refining processes, (iv) improving the quality and timeliness of products, and (v) building effective team and working relationships among management.

  •
  Ramesh Srinivasan.    Mr. Srinivasan's individual performance goals included (i) increasing service and maintenance revenue, (ii) increasing industry acceptance of certain products, (iii) refining management practices, improving teamwork and reducing turnover, (iv) ensuring the execution of key deliverables and the development of new products, (v) improving new contract success rates, and (vi) securing the Company's Systems business future.

  •
  Mark Lerner.    Mr. Lerner's individual performance goals included (i) continuing the automation of regulatory compliance form filings, (ii) implementing the embedded intellectual property engineer program, (iii) implementing a program for collecting and processing outside legal fees, (iv) continuing to advance to paperless legal and regulatory compliance departments, (v) enhancing the contract administration processes, and (vi) successfully overseeing litigation cases.

        With respect to the 30% of an executive's bonus that is tied to individual performance, the Compensation Committee approved, upon the recommendation of the Chief Executive Officer, payouts at 100% of target regarding the individual performance component of cash incentives for all Named Executive Officers except two, reflecting the Chief Executive Officer's overall assessment that the individual goals for each of the Named Executive Officers but two were achieved or exceeded during fiscal year 2008. The Chief Executive Officer determined that one Named Executive Officer's individual component should be paid at 90% of target and another should be paid at 80%, reflecting the substantial progress in achieving the outlined goals while recognizing that some of the goals were not fully implemented in the timeframe anticipated at the beginning of the year.

        In light of the substantial achievements of the Company in part reflected by the Company's achievement of Diluted EPS which was 130% greater than targeted under the MIP, the Chief Executive Officer was requested by the Chairman of the Compensation Committee to develop incremental bonus awards to reward key executives and managers for their contribution and to encourage future performance from the selected participants. The Chief Executive Officer developed specific incremental bonus recommendations ("FY 2008 Incremental Bonus"), which were presented to the Compensation Committee. Because the objective of the FY 2008 Incremental Bonus was to reward for past performance and encourage future performance, the Compensation Committee approved the awards for the Named Executive Officers to be distributed 50% in cash and 50% in restricted stock that vested immediately but cannot be sold for one year. The Compensation Committee, while recognizing that Mr. Haddrill had not previously participated in the MIP or prior bonus awards, also approved a special bonus for Mr. Haddrill due to the Company's performance during the year and Mr. Haddrill's contribution to that performance.

        Target and actual incentive amounts for each Named Executive Officer for fiscal year 2008 were as follows:

Officer	FY 2008 Target MIP	FY 2008 MIP	FY 2008 Incremental Bonus(1)
Richard Haddrill	n/a	n/a	$250,000
Robert Caller	$204,000	$340,680	$49,995
Michael Gavin Isaacs	$204,000	$346,800	$99,989
Ramesh Srinivasan	$165,000	$280,500	$99,989
Mark Lerner	$147,000	$241,080	$39,968

    (1)
    Bonuses for all Named Executive Officers, except Mr. Haddrill, were paid 50% in cash and 50% in restricted stock that vested immediately but cannot be sold for one year.

         Long-Term Incentives.    The Company's long-term incentive program is the component of executive compensation that is most aligned with the long-term interests of stockholders. A significant portion of the Named Executive Officers' target compensation is in the form of long-term incentives. Long-term incentive compensation also enables the Company to motivate leaders and key employees as well as encourage them to provide long-term service to the Company. The Company provides long-term incentives to the Named Executive Officers in the form of stock options and restricted stock or restricted stock units ("RSUs"), which are generally granted under the 2001 Long Term Incentive Plan, as amended and restated (the "Amended and Restated Plan").

         Stock Options.    Generally, each stock option granted under the Amended and Restated Plan entitles its holder to purchase one share of the Company's common stock at its fair market value on the date of grant. Stock options granted as part of a long-term incentive award generally vest over three to five years. Prior to the Board resolution on October 29, 2007, each granted stock option generally expired after ten years. On October 29, 2007, the Board considered the accounting expense of a ten year exercisable option relative to the accounting expense of a seven year exercisable option. The Board concluded that the value of an option which expired after seven years, as perceived by a recipient, would not be materially different than if the recipient had received an option which expires after ten years. Accordingly, the Board determined that the standard form of an option award will provide for expiration after seven years. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of stock options are generally as follows:

  •
  Unvested stock options vest upon a normal retirement (termination of employment by recipient after he or she attains age 65);

  •
  Unvested stock options will vest upon becoming "Permanently Disabled";

  •
  Unvested stock options granted prior to the amendment to the Amended and Restated Plan in August 2006 (the "Plan Amendment") will vest upon a change in control in which all of the Company's outstanding stock is exchanged;

  •
  Unvested stock options granted after the Plan Amendment will vest upon a change in control if the recipient is terminated without "Cause" or for "Good Reason" within twelve months of the change in control;

  •
  Vested stock options remain exercisable for ten days after termination for "Cause";

  •
  Vested stock options remain exercisable for two years upon death; and

  •
  Vested stock options remain exercisable for 60 days (or three months in the case of incentive stock options) after termination if the individual is terminated for any reason other than for "Cause" or upon death.

         Restricted Stock and RSUs.    A grant of restricted stock is an award of common stock where the vesting thereof is subject to certain restrictions established by the Board of Directors or the Compensation Committee. RSUs represent a conditional contractual right to receive one share of the Company's common stock at a specified future date subject to certain restrictions such as a vesting period. For RSUs, the underlying stock is not issued until the time restrictions lapse, at which time the RSU is settled or, if previously elected, deferred. In the event a cash dividend is declared and paid on the Company's common stock, holders of RSUs do not receive dividend equivalents. RSUs do not have voting rights because they are not considered legally issued or outstanding shares of common stock. Unless provided otherwise by the Board of Directors or the Compensation Committee at the time of grant, or in certain other circumstances, the terms of restricted stock and RSUs are generally as follows:

  •
  Immediate vesting and settlement occurs in the event of normal retirement (defined above) or Permanent Disability;

  •
  Immediate vesting and settlement occurs in the event of a change in control (for awards granted after the Plan Amendment) if a recipient is subsequently terminated without "Cause" or for "Good Reason" within twelve months of the change in control; and

  •
  Forfeiture of the award upon termination of employment or upon death to the extent the award's restrictions have not lapsed.

        For purposes of the Amended and Restated Plan:

  •
  "Cause" means (i) the grantee being convicted of a felony, (ii) the grantee willfully committing an act of embezzlement or malfeasance which is intended to materially enrich himself or herself at the expense of the Company or any of its subsidiaries or is otherwise intended to materially harm the Company, or (iii) the grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the grantee's commission of a crime or an act of embezzlement or malfeasance.

  •
  "Good Reason" means unless otherwise provided in a Grantee's employment agreement, (i) a material reduction in the grantee's base salary, or (ii) a material reduction in the grantee's duties and responsibilities.

  •
  "Permanently Disabled" means that, as interpreted by the Compensation Committee, (i) the grantee cannot perform the work previously performed, (ii) the grantee cannot adjust to other position requirements due to a medical condition, and (iii) the grantee's disability has lasted or is expected to last for at least one year or result in death.

         Fiscal Year 2008.    Long-term incentive awards granted to the Named Executive Officers were generally issued in connection with either the executive's initial employment or pursuant to amended employment agreements and are determined based on the Board of Directors' or Compensation Committee's assessment of the amount required to induce employment or continued employment with the Company. Among the factors considered by the Board of Directors or the Compensation Committee were the Named Executive Officer's compensation at prior employers, the level required to meet the desired mix of pay which emphasizes long-term incentives, market levels of pay and the proportion of equity previously awarded the executive which is vested. After reviewing the outstanding awards for each Named Executive Officer, the Compensation Committee, based on the Committee's understanding of the competitive marketplace, awarded equity awards which the Committee believes appropriately reflects each individual's contribution to the success of the business, provides enhanced retention when combined with outstanding awards, and encourages future performance. The following is a brief description of the grants of stock options and restricted stock made in fiscal year 2008 as well as the Compensation Committee's determination of award vesting.

  •
  Mr. Haddrill.    Mr. Haddrill was granted 50,000 stock options at a per-share exercise price equal to the market price thereof on February 22, 2008, 16,667 of which will vest on June 30, 2009, 16,667 of which will vest on December 31, 2009 and 16,666 of which will vest on June 30, 2010. Mr. Haddrill was granted 22,416 RSUs having a value equal to $1.0 million on February 22, 2008, 11,208 of which will vest on June 30, 2009 and 11,208 which will vest on January 1, 2010. The equity awards were granted pursuant to the February 13, 2008 amendment to the Haddrill Agreement.

  •
  Mr. Isaacs.    Mr. Isaacs was granted 10,000 shares of restricted stock on December 13, 2007, 5,000 of which will vest on December 13, 2010 and 5,000 of which will vest on December 13, 2011. Mr. Isaacs was granted 15,000 stock options at a per-share exercise price equal to the market price thereof on April 14, 2008 which vest in four equal installments of 3,750 shares on each of April 14, 2009, April 14, 2010, April 14, 2011 and April 14, 2012. Mr. Isaacs was granted 10,000 shares of restricted stock on April 14, 2008, 5,000 of which will vest on April 14, 2010, 2,500 of which will vest on April 14, 2011 and 2,500 of which will vest on April 14, 2012.

  •
  Mr. Srinivasan.    Mr. Srinivasan was granted 5,000 shares of restricted stock on December 13, 2007, 2,500 of which will vest on December 13, 2010 and 2,500 of which will vest on December 13, 2011. Mr. Srinivasan was granted 6,000 shares of restricted stock on April 14, 2008 which will vest on December 31, 2009.

  •
  Mr. Lerner.    Mr. Lerner was granted 2,000 shares of restricted stock on December 13, 2007 which will vest on December 13, 2010. Mr. Lerner was granted 2,000 shares of restricted stock on April 14, 2008 which will vest on December 31, 2010.

         Fiscal Year 2009.    On October 17, 2008 the Compensation Committee approved annual awards for certain of the Named Executive Officers in respect of fiscal year 2008 performance. The following is a brief description of such grants of stock options, restricted stock and RSUs as well as the Compensation Committee's determination of award vesting:

  •
  Mr. Haddrill.    Mr. Haddrill was granted 50,000 stock options at a per-share exercise price equal to the market price thereof on October 17, 2008, which vest in full on December 31, 2010. Mr. Haddrill was also granted 66,745 RSUs having a value equal to $1.7 million on October 17, 2008, which vest in full on December 31, 2010. The equity awards were granted pursuant to the October 22, 2008 amendment to the Haddrill Agreement.

  •
  Mr. Isaacs.    Mr. Isaacs was granted 25,000 shares of restricted stock which vest in full on October 17, 2012. Mr. Isaacs was also granted 50,000 stock options at a per-share exercise price equal to the market price thereof on October 17, 2008, 25,000 of which will vest on October 17, 2010, 12,500 of which will vest on October 17, 2011 and 12,500 of which will vest on October 17, 2012.

  •
  Mr. Srinivasan.    Mr. Srinivasan was granted 20,000 shares of restricted stock which vest in full on December 31, 2010. Mr. Srinivasan was also granted 40,000 stock options at a per-share exercise price equal to the market price thereof on October 17, 2008, 20,000 of which vest on December 31, 2009 and 20,000 of which vest on December 31, 2010.

  •
  Mr. Lerner.    Mr. Lerner was granted 10,000 stock options at a per-share exercise price equal to the market price thereof on October 17, 2008, 5,000 of which vest on October 17, 2010, 2,500 of which vest on October 17, 2011 and 2,500 of which vest on October 17, 2012.

         Other Executive Benefits, including Perquisites and Retirement Benefits.    The Named Executive Officers are entitled to the same employee benefits generally available to all full-time employees, subject to certain conditions such as fulfilling any minimum service period. These benefits include, among other things, vacation, health and welfare benefits and participation in the Company's Employee Stock Purchase Plan and the Company's 401(k) Savings Plan.

        Certain other perquisites are also made available to executives, including the Named Executive Officers. These benefits include reimbursement for the cost, including any taxable amount, of biennial physical exams. In addition, during fiscal year 2008, the Company paid limited business-related spousal travel for Messrs. Haddrill, Caller, Isaacs and Srinivasan and medical transportation costs, medical insurance and a housing allowance for Mr. Luciano.

        In designing these elements, the Company seeks to provide an overall level of benefits that are competitive with those offered by similarly situated companies in the markets in which the Company operates based upon its general understanding of industry practice. The Company believes that these particular plans and programs provide a valuable recruiting and retention mechanism for its executives and enable the Company to compete more successfully for qualified executive talent. In addition, the use of such perquisites in lieu of salary increases to compensate for the loss of those benefits avoids the increased costs that would otherwise occur with respect to certain other benefits that are tied to the level of an executive's base salary (such as annual cash incentive compensation). Further details regarding these types of benefits paid to the Named Executive Officers are set forth in the "All Other Compensation" column and the accompanying footnotes in the "Executive Compensation—Summary Compensation Table."

Timing of Equity Grants

        Executives receive long-term equity awards pursuant to the terms of the Amended and Restated Plan, which was approved by the Company's stockholders. Awards are also granted outside of the Amended and Restated Plan to the extent those grants are permitted by the rules of the NYSE. The Board of Directors, or as delegated to the Compensation Committee, administers the Amended and Restated Plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules and other provisions. The Board of Directors or the Compensation Committee reviews these rules periodically and considers, among other things, the interests of the stockholders, market conditions, information provided by independent advisors, performance objectives and recommendations made by the Chief Executive Officer.

        The Board of Directors or the Compensation Committee reviews awards for all employees. For annual awards, the Compensation Committee has established a process where the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards effective as of the date of its approval. The annual grants are generally determined following the end of each fiscal year, and in conjunction with the recommendation for annual bonuses. Pursuant to the terms of the Amended and Restated Plan, the Board of Directors has delegated certain limited authority to the Chairman of the Compensation Committee and the Chief Executive Officer to make equity grants in accordance with the rules established by the Board of Directors for, in the case of the Chief Executive Officer, non-direct reports of the Chief Executive Officer, throughout the year. The Chairman of the Compensation Committee has been delegated limited authority to make equity grants to all employees. Pursuant to the policies and procedures outlined above, on October 14, 2008, the Compensation Committee approved annual awards for certain non-direct report employees as proposed by the Chief Executive Officer.

        The exercise price of stock option grants are set at 100% of the closing market price of a share of Company common stock on the date the Board of Directors or Compensation Committee approves the grants, or upon the date such approval is made by the Chairman of the Compensation Committee or Chief Executive Officer under the limited delegated authority referenced above, to be reported to the Board of Directors or Compensation Committee at its next regularly scheduled meeting. The exercise price of new hire awards and relocation or retention grants is determined as set forth above, except that the exercise price is set on the date of hire or effective date of the underlying agreement providing for such grant rather than the date of the approval thereof.

Employment Agreements and Post-Termination Payments

        As previously discussed, the Company maintains employment agreements with each Named Executive Officer. The Compensation Committee determined that the compensation packages provided under these agreements was fair and reasonable on the basis of its assessment of comparable compensation opportunities available to the individuals, including the compensation arrangements of each Named Executive Officer at his prior place of employment.

         Payments due Upon Termination and/or a Change in Control.    Prior to the effectiveness of the Plan Amendment on August 8, 2006, the Amended and Restated Plan provided for the accelerated vesting of stock options, restricted stock and RSUs in the event of a change in control in which all of the outstanding stock held by the shareholders of the Company is exchanged for any lawful consideration. The Amended and Restated Plan currently provides for the accelerated vesting of equity awards in the event of a change in control and subsequent termination of employment without Cause or for Good Reason within twelve months thereof. In addition, certain employment agreements, as discussed in the section "Executive

Compensation—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2008", as well as certain forms of equity agreements also set forth specific terms with respect to the accelerated vesting of equity awards upon either a change in control or a change in control followed by a termination of employment.

        The Compensation Committee believes that for senior executives, including the Named Executive Officers, accelerated vesting of stock options in the event of a change in control is generally appropriate because in some change in control situations, equity of the target company is cancelled making immediate acceleration necessary in order to preserve the value of the award. In addition, as previously discussed, the Company relies primarily on long-term incentive awards to provide the Named Executive Officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee believes that a change in control event is an appropriate liquidation point for awards designed for such purpose. Although the Company continues to believe that single trigger change in control vesting is appropriate under the circumstances described above, the Company adopted the Plan Amendment to provide additional flexibility in circumstances where the Company believes that it is more appropriate to require a termination of employment within one year following a change in control before vesting is accelerated. The Company presumes that such a termination would likely be due to the change in control and not the employee's performance and therefore the award should be earned. For employees not terminated within twelve months of a change in control, the employees would continue to vest in their awards as they contribute to the success of the surviving company. The Company anticipates that such double trigger vesting acceleration will be used mainly for those employees who receive equity awards which are not a substantial component of their annual compensation or for whom it is considered unlikely in many circumstances that a terminating event would occur for those employees upon a change in control.

        In addition, certain executives, including each of the Named Executive Officers, receive cash severance in certain circumstances that result in termination of employment. The Compensation Committee believes these provisions are fair and reasonable based on its understanding of market practice among industry competitors noted above and within the broader environment of technology companies and similarly sized businesses.

        Calculations of the payments due to the Named Executive Officers upon certain terminations of employment and/or in connection with a change in control are set forth under "Executive Compensation—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2008."

Stock Ownership Guidelines and Hedging Policies

        The Company has neither adopted stock ownership guidelines for executive officers nor any policies prohibiting executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan. However, the Company discourages speculation in Company common stock and encourages employees to diversify their stock holdings. In addition, under Section 304 of the Sarbanes-Oxley Act, if the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be required to reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities of the Company during that 12-month period.

Impact of Tax and Accounting

        As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

        When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under SFAS

No. 123R, grants of stock options, restricted stock and RSUs result in an accounting charge for the Company equal to the grant date fair value of those securities. For restricted stock and RSUs, the accounting value is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The value, adjusted for possible forfeitures, is then amortized over the requisite service period. With respect to stock options, the Company calculates the grant date fair value based on the Black-Scholes formula with an adjustment for possible forfeitures and amortizes that value as compensation expense over the requisite service period.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") does not permit publicly-traded companies to take income tax deductions for compensation paid to the Chief Executive Officer and certain other executive officers to the extent that compensation exceeds $1.0 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The Amended and Restated Plan is structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options granted under the Amended and Restated Plan should qualify as performance-based compensation not subject to the $1.0 million limitation. In addition, awards of restricted stock or RSUs made under the Amended and Restated Plan may or may not qualify as performance-based compensation. The restricted stock issued to Messrs. Isaacs, Srinivasan and Lerner during fiscal year 2008 did not qualify as performance-based compensation under Section 162(m) of the Code and therefore may not be deductible for income tax purposes.

        The MIP cash incentive program for fiscal year 2008 is not designed to provide bonus payments that would qualify as performance-based compensation as defined in Section 162(m) of the Code, nor would any guaranteed bonus payments qualify as performance-based compensation. In addition, discretionary bonuses, similar to the FY 2008 Incremental Bonus, do not qualify as performance-based compensation as defined in Section 162(m) of the Code.

        The Compensation Committee will continue to consider steps that might be in the Company's best interests to comply with Section 162(m) of the Code. However, in establishing the cash and equity incentive compensation programs for the Named Executive Officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the limitations of Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the year ended June 30, 2008.

Submitted by:	Kevin L. Verner, Chairman Jacques André David Robbins
Members of the Compensation Committee

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation information for the Company's Chief Executive Officer, Chief Financial Officer, three other most highly compensated executive officers who were serving as executive officers as of June 30, 2008, and one additional employee who, had he been serving as an executive officer as of June 30, 2008, would have been one of the three most highly compensated executive officers (collectively, the "Named Executive Officers") in respect of fiscal years 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)		All Other Compensation ($)		Total ($)
Richard Haddrill	2008	998,000	250,000	(6)	1,271,309	1,231,257	—	(3)	10,808	(4)	3,761,374
President and Chief Executive Officer	2007	998,000	—		3,134,598	1,537,597	—	(3)	37,750	(5)	5,707,945
Robert Caller	2008	340,000	49,995	(6)	—	513,775	340,680		7,365	(7)	1,251,815
Executive Vice President, Chief Financial Officer & Treasurer	2007	340,000	—		41,837	511,964	214,200		6,750	(8)	1,114,751
Michael Gavin Isaacs	2008	340,000	99,989	(6)	273,851	366,076	346,800		152,105	(10)	1,578,821
Executive Vice President and Chief Operating Officer	2007	269,385	10,000	(9)	163,010	294,005	193,723		150,000	(11)	1,080,123
Ramesh Srinivasan	2008	275,000	99,989	(6)	97,108	180,274	280,500		419	(12)	933,290
Executive Vice President, Bally Systems	2007	275,000	—		75,313	394,969	188,100		—		933,382
Mark Lerner	2008	241,923	39,968	(6)	25,637	115,574	241,080		6,875	(13)	671,057
Senior Vice President, General Counsel and Secretary
Robert Luciano	2008	184,769	—		—	1,993,467	—		98,327	(15)	2,276,563
Chief Technology Officer	2007	250,000	50,000	(14)	—	1,986,900	171,000		—		2,457,900

(1)
Amounts shown reflect the dollar value recognized, before forfeiture assumptions, by the Company for financial statement reporting purposes in accordance with SFAS No. 123R, for the fiscal years ended June 30, 2008 and 2007. Assumptions used to determine these values can be found in Note 10, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

(2)
Represents cash portion of annual incentive award earned for performance during fiscal years 2008 and 2007 under the MIP.

(3)
The Haddrill Agreement does not contemplate participation in the MIP.

(4)
Represents the Company's matching contribution to Mr. Haddrill's 401(k) ($6,900), spousal travel ($1,528) and medical costs ($2,379) for fiscal 2008.

(5)
Represents one club membership fee paid for by the Company ($29,000), spousal travel ($2,000) and the Company's matching contribution to Mr. Haddrill's 401(k) ($6,750) for fiscal 2007.

(6)
Represents FY 2008 Incremental Bonus as described under "Compensation Discussion and Analysis—Individual named Executive Officer Compensation—Annual Cash Incentive Programs."

(7)
Represents the Company's matching 401K contribution to Mr. Caller's 401(k) ($6,750) and spousal travel ($615) for fiscal 2008.

(8)
Represents Company's matching contribution to Mr. Caller's 401(k) for fiscal 2007.

(9)
Represents signing bonus paid pursuant to the Isaacs Agreement upon commencement of Mr. Isaacs' employment.

(10)
Represents spousal travel ($1,282) and medical costs ($823). In addition, pursuant to the Isaacs Agreement, Mr. Isaacs was entitled to a $150,000 allowance during fiscal 2008 to assist in transition from expatriate to permanent US-based employee.

(11)
Represents $150,000 allowance during fiscal 2007 to assist in transition from expatriate to permanent US-based employee.

(12)
Represents spousal travel.

(13)
Represents the Company's matching contribution to Mr. Lerner's 401(k).

(14)
Represents guaranteed bonus per the Luciano Agreement. For additional detail see "—Employment Agreements with Named Executive Officers" below.

(15)
Represents medical transportation costs ($33,311), medical insurance ($5,019) and housing allowance ($59,997).

Grants of Plan-Based Awards

        The following table sets forth information concerning awards of stock options, RSUs, restricted stock and incentive opportunities made to each of the Named Executive Officers during fiscal year 2008.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
						All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Richard Haddrill	2/22/2008	2/22/2008	—	—	—	—	50,000	41.60	752,050
	2/22/2008	2/22/2008	—	—	—	22,416	—	—	932,506
Robert Caller	8/29/2007	8/29/2007	81,600	204,000	346,800	—	—	—	—
Michael Gavin Isaacs	8/29/2007	8/29/2007	81,600	204,000	346,800	—	—	—	—
	12/13/2007	12/13/2007	—	—	—	10,000	—	—	435,600
	4/14/2008	4/14/2008	—	—	—	10,000	—	—	326,200
	4/14/2008	4/14/2008	—	—	—	—	15,000	32.62	203,070
Ramesh Srinivasan	8/29/2007	8/29/2007	66,000	165,000	280,500	—	—	—	—
	12/13/2007	12/13/2007	—	—	—	5,000	—	—	217,800
	4/14/2008	4/14/2008	—	—	—	6,000	—	—	195,720
Mark Lerner	8/29/2007	8/29/2007	58,800	147,000	249,900	—	—	—	—
	12/13/2007	12/13/2007	—	—	—	2,000	—	—	87,120
	4/14/2008	4/14/2008	—	—	—	2,000	—	—	65,240
Robert Luciano	—	—	—	—	—	—	—	—	—

(1)
Represents cash incentive opportunities under the MIP.

(2)
All shares were issued under the Amended and Restated Plan.

(3)
The exercise price reflects the closing price of a share of the Company's common stock on the grant date.

(4)
Represents the fair value of equity granted, determined in accordance with SFAS 123R, adjusted, however, to exclude the effects of estimated forfeitures. Assumptions used to determine these values can be found in Note 10, Share-Based Compensation, of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

Employment Agreements with Named Executive Officers

        The following contains brief summaries of certain provisions of the employment agreements with each of the Named Executive Officers. Provisions providing for severance and change in control payments are described below under "—Potential Payments upon Termination or Change in Control at Fiscal Year-End 2008."

         Haddrill Employment Agreement.    On June 30, 2004, the Company entered into the Haddrill Agreement, effective as of October 1, 2004. The Haddrill Agreement provided for an initial salary of $980,000 per year, a grant of 500,000 stock options, a number of RSUs having a value equal to $6.5 million and other benefits, and required Mr. Haddrill to purchase $1.0 million of Company common stock in the open market using his personal funds. The Haddrill Agreement was amended on December 22, 2004 to provide for, among other things, a grant of an additional 300,000 stock options and a number of RSUs having a value equal to $1.9 million. The Haddrill Agreement was amended for a second time effective as of June 13, 2005, to document the terms and conditions of the acceleration of certain of Mr. Haddrill's stock options, which was approved by the Board of Directors on June 13, 2005 as well as to conform the terms of Mr. Haddrill's RSUs to Section 409A of the Code.

        On June 21, 2006, the Haddrill Agreement was amended for a third time. This amendment provided that Mr. Haddrill's term of employment was extended from October 1, 2007, to January 1, 2009 and that Mr. Haddrill's salary, beginning July 1, 2006, was increased from $980,000 to $998,000. This amendment also provided for a grant of an additional 200,000 stock options and a number of shares of restricted stock having a value equal to $1.4 million.

        On February 13, 2008, the Haddrill Agreement was amended for a fourth time. This amendment provided that the Haddrill Agreement will automatically renew for an indefinite number of one year periods thereafter unless either party gives written notice of termination at least ninety days prior to the expiration of the then-current term. This amendment also provided for a grant of an additional 50,000 stock options and a number of RSUs having a value equal to $1.0 million.

        On October 22, 2008, the Haddrill Agreement was amended for a fifth time. This amendment provided that the Mr. Haddrill's annual salary will remain at $998,000 through December 31, 2010, and thereafter shall be reduced to $375,000. This amendment also provided for a grant of an additional 50,000 stock options and a number of RSUs having a value equal to $1.7 million.

        The Haddrill Agreement also prohibits Mr. Haddrill from entering into business arrangements with specific competitors for a period of two years, or from engaging in activities that compete with the Company for one year after termination, regardless of the reason for termination. Mr. Haddrill is prohibited from soliciting the Company's customers, employees or consultants for one year after termination, regardless of the reason for termination.

         Caller Employment Agreement.    On March 13, 2006, the Company entered into the Caller Agreement, effective as of April 1, 2006 through September 30, 2009. The Caller Agreement provided for an initial salary of $340,000 and participation in the MIP as well as the Company's employee benefit programs. Under the Caller Agreement, for fiscal year 2007, Mr. Caller was guaranteed a minimum performance bonus of $160,000 under the MIP. For the period from July 1, 2009 to September 30, 2009, Mr. Caller's bonus will be at least $51,000. Mr. Caller also received a one time signing bonus payment of $100,000, subject to certain relocation conditions, as well as reimbursement for expenses incurred in connection with trips related to his relocation to Las Vegas. Mr. Caller also received a grant of 175,000 stock options pursuant to the Caller Agreement. On October 1, 2008, the Caller Agreement was amended to, among other things, increase Mr. Caller's salary to $365,000.

        The Caller Agreement prohibits Mr. Caller from engaging in activities that compete with the Company for one year after termination for Cause or upon voluntary termination, and for the duration he receives salary continuation after a termination without Cause. Mr. Caller is prohibited from soliciting the Company's customers, employees or consultants for one year after termination, regardless of the reason for termination.

         Isaacs Employment Agreement.    On June 19, 2006, the Company entered into the Isaacs Agreement, effective September 1, 2006. The Isaacs Agreement provided for an initial salary of $340,000 and participation in the MIP as well as the Company's employee benefit programs. Mr. Isaacs also received a one time signing bonus payment of $10,000 and received an annual allowance of $150,000 for a period of two years in respect of his transition to becoming a permanent United States-based employee. Mr. Isaacs also received a grant of 150,000 stock options as well as 50,000 shares of restricted stock pursuant to the Isaacs Agreement. On September 1, 2008, the Isaacs Agreement was amended to, among other things, increase Mr. Isaacs' salary to $600,000.

        As amended, the Isaacs Agreement prohibits Mr. Isaacs from engaging in activities that compete with the Company for two years after termination for Cause or upon voluntary termination, and for the duration he receives salary continuation after a termination without Cause. Mr. Isaacs is prohibited from soliciting the Company's customers, employees or consultants for two years after termination, regardless of the reason for termination.

         Srinivasan Employment Agreement.    On March 9, 2005, the Company entered into the Srinivasan Agreement. The Srinivasan Agreement provided for an initial salary of $250,000 and participation in the MIP as well as the Company's employee benefit programs. Under the Srinivasan Agreement, Mr. Srinivasan also received a grant of 300,000 stock options and 20,000 shares of restricted stock. On

October 1, 2008, the Srinivasan Agreement was amended to, among other things, increase Mr. Srinivasan's salary to $350,000.

        The Srinivasan Agreement prohibits Mr. Srinivasan from engaging in activities that compete with the Company for one year after termination for Cause or upon voluntary termination, and for the duration he receives salary continuation after a termination without Cause. Mr. Srinivasan is prohibited from soliciting the Company's customers, employees or consultants for one year after termination, regardless of the reason for termination.

         Lerner Employment Agreement.    On August 15, 2000, the Company entered into the Lerner Agreement. The Lerner Agreement provided for an initial minimum salary of $220,000 and participation in the MIP as well as the Company's employee benefit programs. On October 1, 2008, the Lerner Agreement was amended to, among other things, increase Mr. Lerner's salary to $270,000.

         Luciano Employment Agreement.    On March 2, 2004, the Company entered into the Luciano Agreement. The Luciano Agreement provided for an initial base salary of $250,000 and participation in the MIP as well as the Company's employee benefit programs. Mr. Luciano was guaranteed a minimum performance bonus of $50,000 under the MIP. On April 13, 2005, the Company entered into an amendment to the Luciano Agreement providing for, among other things, the grant of 600,000 stock options. On May 16, 2008, the Luciano Agreement was amended to, among other things, reduce Mr. Luciano's annual salary to $150,000 as of the December 31, 2007 to allow for Mr. Luciano's devotion of up to 60% of his business time to interests other than the business of Bally, and to eliminate Mr. Luciano's participation in the MIP and -the guaranteed minimum performance bonus of $50,000.

        The Luciano Agreement prohibits Mr. Luciano from engaging in activities that compete with the Company for one year after termination for Cause (as defined below under "—Post-employment Payments—Robert Luciano") or upon voluntary termination. The Luciano Agreement also provides that the Company may elect to extend the non-competition period for an additional 12 months beyond its then current term by agreeing to pay Mr. Luciano an additional $150,000 and the continued vesting of all stock options if the election occurs prior to the termination of Mr. Luciano without Cause. Mr. Luciano is prohibited from soliciting the Company's customers, employees or consultants for six months after termination, regardless of the reason for termination.

Outstanding Equity Awards at Fiscal Year-End 2008

        The following table sets forth the outstanding equity awards held by the Named Executive Officers as of June 30, 2008:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Richard Haddrill	50,000	—		$15.55	4/23/2013	—		—
	195,000	—		24.65	1/8/2014	—		—
	405,000	—		17.16	6/30/2014	—		—
	95,000	—		17.16	10/27/2014	—		—
	219,000	—		13.35	12/22/2014	—		—
	—	50,000	(2)	41.60	2/22/2015	—		—
	35,000	—		14.77	6/13/2015	—		—
	66,667	133,333	(3)	15.07	6/21/2016	—		—
	—	—		—	—	22,416	(4)	$757,661
	—	—		—	—	92,654	(5)	3,131,705
Robert Caller	120,000	55,000	(6)	16.99	4/3/2016	—		—
Michael Gavin Isaacs	37,500	112,500	(7)	15.73	9/1/2016	—		—
	—	15,000	(8)	32.62	4/14/2015	—		—
	—	—		—	—	50,000	(9)	1,690,000
	—	—		—	—	10,000	(10)	338,000
	—	—		—	—	10,000	(11)	338,000
Ramesh Srinivasan	200,000	35,000	(12)	11.30	3/9/2015	—		—
	—	—		—	—	10,000	(13)	338,000
	—	—		—	—	6,000	(14)	202,800
	—	—		—	—	5,000	(15)	169,000
Mark Lerner	16,667	—		21.53	8/12/2013	—		—
	—	6,667	(16)	15.31	7/29/2015	—		—
	—	11,250	(17)	19.47	10/25/2016	—		—
	—	—		—	—	2,000	(18)	67,600
	—	—		—	—	2,000	(19)	67,600
Robert Luciano	360,000	240,000	(20)	11.16	1/18/2015	—		—
	240,000	360,000	(21)	14.27	7/1/2015	—		—

(1)
Calculated based on the closing price of a share of Company common stock of $33.80 on June 30, 2008.

(2)
Stock options vest and become exercisable as to 16,667 shares on June 30, 2009, 16,667 shares on December 31, 2009 and 16,666 shares on June 30, 2010.

(3)
Stock options vest and become exercisable as to 66,667 shares on July 31, 2008 and 66,666 shares on January 1, 2009.

(4)
Restricted stock vests as to 11,208 shares on June 30, 2009 and 11,208 shares on January 1, 2010.

(5)
Restricted stock vests as to 26,499 shares on July 1, 2008 and 66,155 shares on January 1, 2009.

(6)
Stock options vest and become exercisable as to 55,000 shares on September 30, 2009.

(7)
Stock options vest and become exercisable in three equal installments of 37,500 shares on each of September 1, 2008, September 1, 2009 and September 1, 2010.

(8)
Stock options vest and become exercisable in four equal installments of 3,750 shares on each of April 14, 2009, April 14, 2010, April 14, 2011 and April 14, 2012.

(9)
Restricted stock vests as to 25,000 shares on September 1, 2008 and 12,500 shares on each of September 1, 2009 and September 1, 2010.

(10)
Restricted stock vests as to 5,000 shares on April 14, 2010 and 2,500 shares on each of April 14, 2011 and April 14, 2012.

(11)
Restricted stock vests as to 5,000 shares on December 13, 2010 and 5,000 shares on December 13, 2011.

(12)
Stock options vest and become exercisable as to 35,000 shares on September 2, 2008.

(13)
Restricted stock vests in its entirety on September 2, 2008.

(14)
Restricted stock vests in its entirety on December 31, 2009.

(15)
Restricted stock vests as to 2,500 shares on each of December 13, 2010 and December 13, 2011.

(16)
Stock options vest and become exercisable on July 29, 2008.

(17)
Stock options vest and become exercisable in three equal installments of 3,750 shares on each of October 25, 2008, October 25, 2009 and October 25, 2010.

(18)
Restricted stock vests in its entirety on December 13, 2010.

(19)
Restricted stock vests in its entirety on December 31, 2010.

(20)
Stock options vest and become exercisable in three equal installments of 120,000 shares on each of July 1, 2008, July 1, 2009 and April 13, 2010.

(21)
Stock options vest and become exercisable in two equal installments of 120,000 shares on each of January 18, 2009 and January 18, 2010.

Option Exercises and Stock Vested in Fiscal Year 2008

        The following table sets forth information concerning value realized by each of the Named Executive Officers upon the exercise of stock options and the vesting of stock awards during fiscal year 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Richard Haddrill	81,000	2,385,199	125,677	(1)	4,658,846
Robert Caller	—	—	—		—
Michael Gavin Isaacs	—	—	—		—
Ramesh Srinivasan	65,000	1,978,077	3,172	(2)	104,676
Mark Lerner	72,919	1,987,667	1,355	(2)	44,715
Robert Luciano	—	—	—		—

(1)
Represents 125,677 RSUs which vested on October 1, 2007. RSUs are mandatorily deferred pursuant to the Haddrill Agreement.

(2)
Represents shares of restricted stock issued as a bonus for performance during fiscal year 2007 which vested immediately upon grant on September 12, 2007.

Fiscal Year 2008 Non-Qualified Deferred Compensation

        The following table sets forth information regarding deferrals by the Named Executive Officers under Non-Qualified Deferred Compensation Plans during fiscal year 2008.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard Haddrill(1)	$4,658,846	(2)	—	$3,176,550	(3)	—	$20,678,502	(4)
Robert Caller	—		—	—		—	—
Michael Gavin Isaacs	—		—	—		—	—
Ramesh Srinivasan	—		—	—		—	—
Mark Lerner	—		—	—		—	—
Robert Luciano	—		—	—		—	—

(1)
Deferrals made pursuant to the Haddrill Agreement, which requires mandatory deferral of RSUs upon vesting. The Company does not maintain any other deferred compensation plans or arrangements for the Named Executive Officers.

(2)
Represents the market value of shares deliverable in settlement of RSUs at their vesting date, where the executive is required to defer settlement to a future date. Such a deferral has the effect of delaying the date at which the Company will deliver shares to the executive in settlement, but does not result in additional compensation expense for financial reporting purposes in connection with the award or enhance the value of the award to the executive except by virtue of the delay in taxation. Contribution amount includes $541,667 in compensation as reported in the Summary Compensation Table for Fiscal Year 2008.

(3)
Represents earnings on deferred shares from the date of vesting, to the extent it occurred in fiscal year 2008, based on the change in stock price between vesting and fiscal year end.

(4)
Represents balance of RSUs required to be deferred. RSUs will be issued on the first date payment is no longer subject to limits of section 162(m) of the Code. Balance amount includes $541,667 in compensation as reported in the Summary Compensation Table for Fiscal Year 2008.

Potential Payments upon Termination or Change in Control at Fiscal Year-End 2008

        The following tables set forth certain information regarding potential payments and other benefits that would have been provided to each of the Named Executive Officers upon a change in control of the Company and/or upon a termination of the Named Executive Officer's employment on June 30, 2008. For purposes of this section, "CIC" shall mean a change in control of the Company. All other capitalized terms included in quotes are defined following the summary of the respective agreement.

         Haddrill Employment Agreement.    The Haddrill Agreement, as amended, provides that if Mr. Haddrill's employment is terminated by the Company other than for cause or by Mr. Haddrill for "Good Cause," Mr. Haddrill will receive severance pay in an amount equal to his base salary for a period of one year from the date of termination or until the expiration of the term of the Haddrill Agreement, whichever occurs first. Further, Mr. Haddrill shall be entitled to retain a pro rata portion of equity issued pursuant to the Haddrill Agreement, as amended. The restrictions on the RSUs shall lapse and stock options shall vest as to a pro rata portion through the twelve-month period following the month in which the termination occurs. Notwithstanding the foregoing, for awards issued to Mr. Haddrill on February 28, 2008, if termination occurs prior to January 1, 2009, restrictions on the RSUs shall not lapse and vesting of stock options will not occur.

        Upon a "Change in Control," Mr. Haddrill will receive a lump-sum payment of $980,000 and will be entitled to retain all of the RSUs, restricted stock and stock options granted pursuant to the Haddrill Agreement, all of which will vest immediately upon the Change in Control. Notwithstanding the foregoing, the awards granted to Mr. Haddrill on February 22, 2008 will be forfeited if a "Change in Control" occurs prior to January 1, 2009. To the extent any excise taxes are imposed under Section 4999 of the Code, Mr. Haddrill will be entitled to additional payments to offset the additional excise taxes and additional income taxes or interest penalties associated with the additional payments. If Mr. Haddrill's employment is terminated due to death or disability, the Company will provide Mr. Haddrill or his estate an amount equal to his base salary for a period of one year from the date of termination. Pursuant to the Amended and Restated Plan, if Mr. Haddrill is Permanently Disabled (as defined in the Company's 401(k) Plan), all awards granted under the Amended and Restated Plan would vest in full.

Post-employment Payments—Richard Haddrill

Executive Payments and Benefits upon Termination/ CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause		CIC with or without Termination (Single Trigger)		Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$998,000		$980,000		$980,000	$998,000	$998,000
Long-term Incentive(1)
—Acceleration of Unvested Stock Options	0	1,664,897	(2)	2,497,346	(3)	2,497,346	0	2,497,346	(4)
—Acceleration of Unvested RS/RSUs	0	3,131,705	(2)	3,131,705	(3)	3,889,366	0	3,889,366	(4)
280G Tax Gross-up	N/A	N/A		0		0	N/A	N/A

Total	$0	$5,794,602		$6,609,051		$7,366,712	$998,000	$7,384,712

(1)
Equity awards valued at the closing price of a share of Company stock of $33.80 as of June 30, 2008. Amount represents the intrinsic value of stock options vesting at termination.

(2)
The. Haddrill Agreement provides that a pro rata portion of the unvested stock options and RSUs granted pursuant to the Haddrill Agreement will vest if Mr. Haddrill is terminated without cause, with the exception of the equity awards issued February 22, 2008 which will pro rata vest only if termination occurs after January 1, 2009.

(3)
The Haddrill Agreement provides for the immediate vesting of stock options and restricted stock units granted per the Haddrill Agreement as follows: the shares issued June 21, 2006 will vest upon a CIC and the shares issued February 22, 2008 will vest upon a CIC that occurs after January 1, 2009.

(4)
If Permanently Disabled, pursuant to the Haddrill Agreement, Mr. Haddrill would receive severance payments and pursuant to the Amended and Restated Plan, he would receive immediate vesting of all his previously issued equity awards. If Mr. Haddrill is unable to discharge his duties for six or more consecutive months or for non-continuous periods aggregating to twenty-two weeks in any twelve month period as a result of illness or incapacity, Mr. Haddrill would be entitled only to severance.

        For purposes of the Haddrill Agreement:

  •
  "Change of Control" means (i) the acquisition, directly or indirectly, by any unaffiliated person, entity or group of beneficial ownership of more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; (ii) consummation of (1) a reorganization, merger or consolidation of the Company, or (2) a liquidation or dissolution of the Company or (3) a sale of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly) to any unaffiliated person, entity or group; or (iii) the individuals who as of the date of the Haddrill Agreement are members of the Board of Directors (together with any directors elected or nominated by a majority of such individuals) cease for any reason to constitute at least a majority of the members of the Board of Directors; except that any event or transaction which would be a "Change of Control" under (i) or (ii) (1) of this definition, shall not be a Change of Control if persons who were the equity holders of the Company immediately prior to such event or transaction (other than the acquirer in the case of a reorganization, merger or consolidation), immediately thereafter, beneficially own more than 50% of the combined voting power of the Company's or the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors.

  •
  "Good Cause" means the occurrence of any one or more of the following events without the consent of Mr. Haddrill: (i) the assignment to Mr. Haddrill of any duties materially inconsistent with his duties and position as set forth in the Haddrill Agreement (including, without limitation, status, titles and reporting requirements), or any other action by the Company that results in a material diminution in such duties or position, excluding for this purpose isolated and inadvertent action not taken in bad faith and remedied by the Company promptly after receipt of notice thereof given by Mr. Haddrill; (ii) a reduction by the Company in Mr. Haddrill's base salary or participation in any other compensation plan, program, arrangement or benefit below that Mr. Haddrill is entitled to under the Haddrill Agreement; (iii) the Company's requiring Mr. Haddrill to be based anywhere other than the Las Vegas, Nevada area, except for reasonably required travel on business of the Company; or (iv) any material breach by the Company of any provision of the Haddrill Agreement and such breach continues for a period of thirty (30) days after the Company's receipt of written notice from Mr. Haddrill providing a reasonable description of the material breach claimed by Mr. Haddrill.

         Caller Employment Agreement.    If Mr. Caller's employment is terminated without "Cause" or if Mr. Caller terminates his employment as a result of a "Diminution of Duties" occurring within one year following a "Change in Control," he shall continue to receive his salary until September 30, 2009 (for a termination prior to September 30, 2008, he would have been entitled to continued salary for a period of one year immediately following such termination). In the event Mr. Caller terminates his employment as a result of a Diminution of Duties occurring within one year following a Change in Control, he shall continue to receive his salary for a period of one year following termination and each unvested installment of stock options granted pursuant to the Caller Agreement will be deemed to have vested on the date of such termination and shall be exercisable for one year from such date. If Mr. Caller's employment is terminated without Cause, any installment that would have vested within one year of the date of termination will vest and, along with any other previously vested stock options, shall be exercisable for one year thereafter. If Mr. Caller's employment is terminated with Cause or if he quits for any reason, he will have ninety days to exercise any stock options that have vested as of the date of such termination. Pursuant to the Amended and Restated Plan, if Mr. Caller is Permanently Disabled (as defined in the Company's 401(k) Plan), all awards granted under the Amended and Restated Plan would vest in full.

Post-employment Payments—Robert Caller

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)		Termination for Good Reason or Without Cause or Diminution of Duties following a CIC (Double Trigger)	Death	Disability
Severance	$0	$340,000	$0		$340,000	$0	$0
Long-term Incentive(1)
—Acceleration of Unvested Stock Options	0	0	0	(2)	924,550	0	924,550
—Acceleration of Unvested RS/RSUs	0	0	0		0	0	0
280G Tax Gross-up	N/A	N/A	N/A		N/A	N/A	N/A

Total	$0	$340,000	$0		$1,264,550	$0	$924,550

(1)
Equity awards valued at the closing price of a share of Company stock of $33.80 as of June 30, 2008. Amount represents the intrinsic value of stock options vesting at termination.

(2)
All of Mr. Caller's equity awards were issued after the Plan Amendment which eliminated single trigger accelerated vesting upon a CIC. Therefore, the Plan Amendment applies to all of these equity awards

        For purposes of the Caller Agreement:

  •
  "Cause" means the occurrence of any of the following events as determined by the Company, upon reasonable investigation, in its judgment and discretion, (i) a substantial act or omission which is dishonest or fraudulent against the Company; (ii) a conviction of a felony or conviction of a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company; (iii) a substantial act or omission that constitutes willful misconduct in the performance of Mr. Caller's job responsibilities or material failure to adhere to the Company's legal policies; (iv) any improper or illegal act, omission or pattern of conduct in the performance of Mr. Caller's job responsibilities, which is not remedied by Mr. Caller within thirty days of Mr. Caller's receipt of written notice from the Company; (v) a breach of the Company's then-current corporation employment policies, procedures and rules; (vi) any material breach of the Caller Agreement by Mr. Caller; or (vii) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company.

  •
  "Change of Control" means the occurrence of any of the following events: (i) the consummation of a tender for or purchase of more than fifty percent (50%) of the Company's capital stock by a third party, excluding the initial public offering by the Company of any class of its capital stock; (ii) a merger, consolidation or recapitalization of the Company such that the stockholders of the Company immediately prior to the consummation of such transaction possess less than fifty percent of the voting securities of the surviving entity immediately after the transaction; or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Company.

  •
  A "Diminution of Duties" means any change in Mr. Caller's title, job duties and responsibilities that alters or modifies his employment duties and responsibilities with the Company, including any salary reduction, in any manner that results in a material diminution or reduction of his work duties and responsibilities that occurs following a Change of Control of the Company.

         Isaacs Employment Agreement.    If Mr. Isaacs' employment is terminated without "Cause" or if Mr. Isaacs terminates his employment as a result of and within one year of a reduction in salary, he shall continue to receive his salary for a period of one year immediately following such termination. Mr. Isaacs shall also be entitled to one year of salary upon cessation of his employment if (i) Mr. Isaacs' salary is less than $490,000 at the second anniversary of the effective date of the Isaacs Agreement, (ii) Mr. Isaacs terminates his employment within 30 days of such second anniversary and (iii) the Company elects to make such payments as consideration for Mr. Isaacs agreement not to compete for a period of one year from the date of termination. Any such payments subsequent to termination shall be subject to offset in respect of any income Mr. Isaacs earns from any other employment during such one year period. Pursuant to the Amended and Restated Plan, if Mr. Isaacs is terminated without cause or with good reason within one year of a change in control all unvested stock options will vest and restrictions on restricted shares will lapse. In addition, pursuant to the Amended and Restated Plan, if Mr. Isaacs is Permanently Disabled (as defined in the Company's 401(k) Plan), all awards granted under the Amended and Restated Plan would vest in full.

Post-employment Payments—Michael G. Isaacs

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause, or Due to Salary Reduction		CIC with or without Termination (Single Trigger)		Termination for Good Reason or Without Cause following a CIC (Double Trigger)		Death	Disability
Severance	$0	$340,000		$0		$340,000		$0	$0
Allowance	0	37,500	(1)	0		37,500	(1)	0	0
Long-term Incentive(2)
—Acceleration of Unvested Stock Options	0	0		0	(3)	2,050,575		0	2,050,575
—Acceleration of Unvested RS	0	0		0	(3)	2,366,000		0	2,366,000
280G Tax Gross-up	N/A	N/A		N/A		N/A		N/A	N/A

Total	$0	$377,500		$0		$4,794,075		$0	$4,416,575

(1)
Pursuant to the Isaacs Agreement, Mr. Isaacs is entitled to $150,000 annual allowance payable quarterly through September 1, 2008 to assist in his transition from an expatriate to a permanent US-based employee. Amount represents his final quarterly payment.

(2)
Equity awards valued at the closing price of a share of Company stock of $33.80 as of June 30, 2008. Amount represents the intrinsic value of stock options vesting at termination.

(3)
All of Mr. Isaac's equity awards were issued after the Plan Amendment which eliminated accelerated vesting upon a CIC. Therefore, the Plan Amendment applies to all of these equity awards.

        For purposes of the Isaacs Agreement, "Cause" means any of the following: (i) an act or omission which is dishonest or fraudulent involving work related conduct or the commission by Mr. Isaacs of any act or the suffering by him of any occurrence or state of facts, which renders him incapable of performing his duties under the Isaacs Agreement, or which adversely affects or could reasonably be expected to adversely affect the Company's business reputation; (ii) a formal charge or conviction of a felony, a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company; (iii) Mr. Isaacs failure to diligently or effectively perform and comply with his duties under any provision of the Isaacs Agreement or any duty as directed from time to time by the Company, including the Company's then current policies, procedures and rules; (iv) any breach by Mr. Isaacs of any of the terms of, or the failure to perform any covenant contained in, the Isaacs Agreement; (v) Mr. Isaacs' disclosure, improper use or of or failure to protect the Company's confidential, proprietary or trade secret information; (vi) Mr. Isaacs' death or upon some other condition which renders him unable to perform the essential functions of his job, with or without accommodation; (vii) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company, including failure to maintain or have suspended, revoked or denied any applicable license, permit or card required by the state or a political subdivision thereof; or (viii) Mr. Isaacs' commission of any action or the existence of any state of facts which would constitute "cause" under Nevada law.

         Srinivasan Employment Agreement.    If Mr. Srinivasan's employment is terminated without "Cause" or if he resigns following a "Change in Control" or "Diminution of Duties," Mr. Srinivasan will receive an amount equal to his base salary for a period of one year immediately following such termination, offset by any compensation he receives that is attributable to other employment during the six-month period that begins six months after the date of termination. In addition, upon the occurrence of a Change in Control, Mr. Srinivasan shall be entitled to receive any additional acceleration in benefits, financial packages, stock options and restricted stock, and compensation accorded to the Company's other senior executives, except for those that may be accorded to the Company's Chief Executive Officer and Chief Financial Officer. Pursuant to the Amended and Restated Plan, if Mr. Srinivasan is terminated without cause or with good reason within one year of a change in control all unvested stock options will vest and restrictions on restricted shares will lapse. Equity awarded to Mr. Srinivasan on March 9, 2005 were issued prior to the Plan Amendment which eliminated vesting of equity upon a change in control therefore, these equity awards are subject to single trigger acceleration upon a change in control. In addition, pursuant to the Amended and Restated Plan, if Mr. Srinivasan is Permanently Disabled (as defined in the Company's 401(k) Plan), all awards granted under the Amended and Restated Plan would vest in full.

Post-employment Payments—Ramesh Srinivasan

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause or for Diminution of Duties	CIC with or without Termination (Single Trigger)		Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$275,000	$0		$275,000	$0	$0
Benefit Continuation(1)	0	7,500	0		7,500	0	0
Long-term Incentive(2)
—Acceleration of Unvested Stock Options	0	0	787,500	(3)	787,500	0	787,500
—Acceleration of Unvested RS/RSUs	0	0	338,000	(3)	709,800	0	709,800
280G Tax Gross-up	N/A	N/A	N/A		N/A	N/A	N/A

Total	$0	$282,500	$1,125,500		$1,779,800	$0	$1,497,300

(1)
Annual benefit continuation costs estimated at $15,000 per year.

(2)
Equity awards valued at the closing price of a share of Company stock of $33.80 as of June 30, 2008. Amount represents the intrinsic value of stock options vesting at termination.

(3)
Mr. Srinivasan's 2005 equity awards were issued prior to the Plan Amendment which eliminated accelerated vesting upon a CIC. Therefore, the Plan Amendment does not apply to these equity awards. Under the Plan Amendment, vesting on Mr. Srinivasan's 2007 and 2008 restricted stock awards are not subject to single trigger acceleration upon a CIC.

        For purposes of the Srinivasan Agreement:

  •
  "Cause" means any of the following: (i) Mr. Srinivasan's clear and substantiated insubordination, fraud, disloyalty, dishonesty, willful misconduct, or gross negligence in the performance of his duties under the Srinivasan Agreement, including willful failure to perform such duties as may properly be assigned to him under the Srinivasan Agreement; (ii) Mr. Srinivasan's material breach of any material provision of the Srinivasan Agreement; (iii) Mr. Srinivasan's failure to qualify (or having so qualified being thereafter disqualified) under any suitability or licensing requirement of any jurisdiction or regulatory authority to which he may be subject by reason of his position with the Company and its affiliates or subsidiaries; (iv) Mr. Srinivasan's commission of a crime against the Company or violation of any law, order, rule, or regulation pertaining to the Company's business; (v) Mr. Srinivasan's inability to perform the job functions and responsibilities assigned in accordance with reasonable standards established from time to time by the Company in its sole and reasonable discretion; and (vi) the Company's obtaining from any reliable source accurate information with respect to Mr. Srinivasan that would, in the reasonable opinion of the Company, jeopardize the gaming licenses, permits, or status of the Company or any of its subsidiaries or affiliates with any gaming commission, board, or similar regulatory or law enforcement authority.

  •
  "Change of Control" means any of the following: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (ii) the consummation of the sale, lease, or other disposition of all or substantially all of the assets of the Company; (iii) the tender of more than 50 percent of the Company's capital stock to a non-affiliate or a merger, consolidation, or recapitalization of the Company with a non-affiliate such that the stockholders of the Company immediately prior to the consummation of such transaction possess less than 50 percent of the voting securities of the surviving entity immediately after the transaction; or (iv) the individuals who, as of the date of the Srinivasan Agreement, were members of the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.

  •
  "Diminution of Duties" means that Mr. Srinivasan's duties shall be deemed to have been materially diminished if he no longer reports to the president and chief executive officer of the Company or if his position or title or duties are otherwise substantially diminished.

         Lerner Employment Agreement.    If Mr. Lerner's employment is terminated without cause or any successor-in-interest to the Company terminates his employment without cause (including, without limitation, after or as the result of a merger, acquisition, spin-off, or other transaction or change of control), or if Mr. Lerner terminates employment with the Company or any successor-in-interest for cause, Mr. Lerner will continue to receive salary and benefits for a period of six months, offset by any compensation and benefits received from other employment during that period. Pursuant to the Amended and Restated Plan, if Mr. Lerner is terminated without cause or with good reason within one year of a change in control all unvested awards will vest in full. Equity awarded to Mr. Lerner on July 29, 2005 was issued prior to the Plan Amendment which eliminated vesting of equity upon a change in control therefore these stock options will vest upon a change in control. In addition, pursuant to the Amended and Restated Plan, if Mr. Lerner is Permanently Disabled (as defined in the Company's 401(k) Plan), all awards granted under the Amended and Restated Plan would vest in full.

Post-employment Payments—Mark Lerner

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)		Termination for Good Reason or Without Cause following a CIC (Double Trigger)	Death	Disability
Severance	$0	$122,500	$0		$122,500	$0	$0
Benefit Continuation(1)	0	7,500	0		7,500	0	0
Long-term Incentive(2)
—Acceleration of Unvested Stock Options	0	0	123,273	(3)	284,485	0	284,485
—Acceleration of Unvested RS	0	0	0	(3)	135,200	0	135,200
280G Tax Gross-up	N/A	N/A	N/A		N/A	N/A	N/A

Total	$0	$130,000	$123,273		$549,685	$0	$419,685

(1)
Annual benefit continuation costs estimated at $15,000 per year.

(2)
Equity awards valued at the closing price of a share of Company stock of $33.80 as of June 30, 2008. Amount represents the intrinsic value of stock options vesting at termination.

(3)
Mr. Lerner's 2005 equity award was issued prior to the Plan Amendment which eliminated accelerated vesting upon a CIC. Therefore, the Plan Amendment does not apply to this equity award. Under the Plan Amendment, vesting on Mr. Lerner's 2006 option award and his 2007 and 2008 restricted stock awards are not subject to single trigger acceleration upon a CIC.

         Luciano Employment Agreement.    If Mr. Luciano is terminated without "Cause" he shall continue to receive his salary for one year immediately following such termination. The Luciano Amendment also provides that if Mr. Luciano is terminated without cause, any stock options that had vested at the time of termination shall remain outstanding and exercisable until the first anniversary of the date of termination, but in no event beyond the original term of such stock options. Pursuant to the Amended and Restated Plan, if Mr. Luciano is terminated without cause or with good reason within one year of a change in control all unvested stock options will vest and restrictions on restricted shares will lapse. All of Mr. Luciano's stock options currently outstanding were awarded prior to the Plan Amendment which eliminated vesting of equity upon a change in control therefore, vesting on all outstanding stock options will vest immediately upon a change in control. In addition, pursuant to the Amended and Restated Plan, if Mr. Luciano is Permanently Disabled (as defined in the Company's 401(k) Plan) any restrictions on restricted shares and vesting on stock options awarded under the Amended and Restated Plan will lapse.

Post-employment Payments—Robert Luciano

Executive Payments and Benefits upon Termination/CIC	Involuntary Termination for Cause	Involuntary Termination Without Cause	CIC with or without Termination (Single Trigger)		CIC with Termination for Good Reason or Without Cause (Double Trigger)	Death	Disability
Severance	$0	$150,000	$0		$150,000	$0	$0
Long-term Incentive(1)
—Acceleration of Unvested Stock Options	0	0	12,464,400	(2)	12,464,400	0	12,464,400
—Acceleration of Unvested RS	N/A	N/A	N/A		N/A	N/A	N/A
280G Tax Gross-up	N/A	N/A	N/A		N/A	N/A	N/A

Total	$0	$150,000	$12,464,400		$12,614,400	$0	$12,464,400

(1)
Equity awards valued at the closing price of a share of Company stock of $33.80 as of June 30, 2008. Amount represents the intrinsic value of stock options vesting at termination.

(2)
All of Mr. Luciano's equity awards were issued prior to the Plan Amendment which eliminated accelerated vesting upon a CIC. Therefore, the Plan Amendment does not apply to these equity awards.

        For purposes of the Luciano Agreement:

  •
  "Cause" means any of the following events, as determined by the Company, upon reasonable investigation, in its judgment and discretion, (i) a material act or omission which is dishonest or fraudulent against the Company; (ii) a conviction of a felony or conviction of a gross misdemeanor involving moral turpitude or criminal conduct against any person or property, including without limitation, the Company; (iii) a substantial act or omission that constitutes willful misconduct in the performance of Mr. Luciano's job responsibilities or material failure to adhere to Company policies; (iv) a substantial act, omission or pattern of conduct in the performance of Mr. Luciano's job responsibilities, which constitutes failure to meet satisfactory, work standards, of which Mr. Luciano shall have thirty days written notice from the Company to effect a cure thereof; (v) any material breach of the Luciano Agreement, of which Mr. Luciano shall have thirty days after written notice describing the particulars of the default to effect a cure thereof; and (vi) failure to comply with any provision of the gaming laws of the State of Nevada or the rules and regulations of the Nevada Gaming Control Board or the Nevada Gaming Commission or any gaming law, ordinance, rule or regulation of any city or county having jurisdiction, or the gaming laws, regulations and rules of any other nation, state, county or other jurisdiction in which the Company may be doing business at any time which will materially and negatively affect the registration and licensing of the Company, of which Mr. Luciano shall have thirty days' written notice from the Company to effect a cure thereof.

Certain Relationships and Related Transactions

        The Company leases a warehouse and office facility from an entity owned by Mr. Luciano, the Company's Chief Technology Officer (and a Named Executive Officer). The lease was assumed in connection with the Company's acquisition of SDG. Rental payments for the fiscal year ended June 30, 2008 totaled $448,000. The Company is obligated to make an aggregate of $1,083,000 in future payments under the current terms of the lease.

        It is the Company's general policy not to enter into related-party transactions. To the extent a related party has an interest in a transaction, the Board of Directors reviews such transaction, the related party's interest and determines whether such transaction is in the best interests of the Company and its stockholders.

Compensation Committee Interlocks and Insider Participation

        During the fiscal year ended June 30, 2008, Messrs. André, Robbins, and Verner served on the Compensation Committee of the Board of Directors. During the fiscal year ended June 30, 2008, there were no relationships or transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company's common stock and other equity securities. To the Company's knowledge, all Section 16(a) filing requirements applicable to the Company's directors, executive officers, and greater than 10 percent beneficial owners were complied with on a timely basis during the fiscal year ended June 30, 2008 except for: a Form 4 filed on January 8, 2008 on behalf of Gavin Isaacs, Chief Operating Officer of the Company, reporting receipt of 10,000 shares of restricted stock granted on December 13, 2007; a Form 4 filed on January 8, 2008 on behalf of Mark Lerner, Sr. Vice President and Secretary of the Company, reporting receipt of 2,000 shares of restricted stock granted on December 13, 2007; a Form 4 filed on January 8, 2008 on behalf of Ramesh Srinivasan, Executive Vice President, Systems of the Company, reporting receipt of 5,000 shares of restricted stock granted on December 13, 2007; a Form 4A filed on April 16, 2008 on behalf of Mark Lerner, reporting a reduction in shares to satisfy the tax withholding obligation of the Company with respect to the vesting on September 12, 2007 of 1,355 shares of restricted stock held by Mr. Lerner; a Form 3 filed on April 16, 2008 on behalf of Mr. Bruce Rowe, a Senior Vice President of the Company, reporting Mr. Rowe's ownership of 3,797 shares of common stock and 30,000 stock options; and a Form 4 filed on April 16, 2008 on behalf of Mr. Rowe reporting receipt of 7,000 stock options, granted on August 16, 2007.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholder Proposals for the 2009 Annual Meeting of Stockholders

        Stockholders interested in submitting a proposal for inclusion in the Company's proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. Under Rule 14a-8, to be eligible for inclusion in the Company's proxy statement and form of proxy for the 2009 Annual Meeting of Stockholders, proposals must be received no later than June 30, 2009. Pursuant to the Company's Bylaws, for a stockholder proposal to be considered at the 2009 Annual Meeting of Stockholders, written notice of any such proposal must be received no sooner than October 12, 2009, but not later than September 11, 2009. Proposals and written notice thereof should be sent to 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary. Should the Company move the date of the 2009 Annual Meeting of Stockholders more than 30 days from the one year anniversary of the Meeting, the Company will revise and publicly disclose the deadlines set forth above accordingly.

  Stockholder Nominations for Director

        The Nominating and Corporate Governance Committee will consider stockholder nominations of candidates for director if timely written notice is received by the Company as set forth above under "—Stockholder Proposals for the 2009 Annual Meeting of Stockholders" with respect to notice of proposals to be considered at the 2009 Annual Meeting of Stockholders. Notices of stockholder nominations must include (1) as to each person the stockholder proposes to nominate for election, all information with respect to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Exchange Act including such nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (2) as to the stockholder giving notice of such nomination, (i) the name and address of such stockholder as set forth on the books of the Company, and (ii) the class and number of shares of common stock which are owned beneficially and of record by such stockholder.

ADDITIONAL INFORMATION

        The Company undertakes to provide any person without charge a copy of any of the documents referenced in this Proxy Statement as being available upon written request, including the respective charters of the Nominating and Corporate Governance, Compensation, and Audit Committees, the Code of Ethics, and the Corporate Governance Guidelines, upon receipt of such a written request indicating which document is being requested. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700, Attention: Corporate Secretary.

OTHER MATTERS

        The Board of Directors does not know of any other matter that will be brought before the Meeting. However, if any other matter that may properly be acted upon properly comes before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

        You are urged to sign, date, and return the enclosed proxy card in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you later decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Lerner Senior Vice President, General Counsel and Secretary

Appendix A

 Independence Guidelines

        No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination.

        In addition, a director is not independent if:

            (i)  The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.

           (ii)  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

          (iii)  (A) The director or an immediate family member is a current partner of a firm that is the company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company's audit within that time.

          (iv)  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company's present executive officers at the same time serves or served on that company's compensation committee.

           (v)  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home. However, for the purposes of applying the look-back provisions discussed above, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, need not be considered.

A-1

0 14475 BALLY TECHNOLOGIES, INC. 6601 South Bermuda Road Las Vegas, NV 89119 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert Caller and Mark Lerner as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Bally Technologies, Inc., held of record by the undersigned on October 10, 2008, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 6601 South Bermuda Road, Las Vegas, Nevada, on December 10, 2008 at 11:30 a.m. local time, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

BALLY TECHNOLOGIES, INC.

December 10, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

20230000000000000000 0 121008

ANNUAL MEETING OF STOCKHOLDERS OF BALLY TECHNOLOGIES, INC. December 10, 2008 Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 121008

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x  1. Election of Directors: NOMINEES:  O Robert Guido O Kevin Verner 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR BOTH NOMINEES AND FOR PROPOSAL 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  Signature of Stockholder Date: Signature of Stockholder Date:  Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

INTRODUCTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Proposal No. 1: ELECTION OF DIRECTORS
BOARD OF DIRECTORS
Proposal No. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
ADDITIONAL INFORMATION
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
Independence Guidelines